UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 7 TO


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SMARTMETRIC, INC.
                 (Name of small business issuer in its charter)


          NEVADA                         334610                   05-0543557
(State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


       67 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (212) 859-5007
         (Address and telephone number of principal executive offices)

       67 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (212) 859-5007

(Address of Principal place of business or intended principal Place of business)

                         SCHONFELD & WEINSTEIN, L.L.P.,
          80 WALL STREET, SUITE 815, NEW YORK, NY 10005 (212) 344-1600
           (Name, address, and telephone number of agent for service)

                                   Copies to:

                            Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                            80 Wall Street, Suite 815
                            New York, New York 10005
                              Phone: (212) 344-1600
                               Fax: (212) 480-0717


      Approximate date of proposed sale to the public as soon as practicable after the effective date of this Registration Statement and Prospectus.

      If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, (the "Securities Act") or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum                                     Amount of
Title of Each            Amount Being    offering Price per    Proposed Maximum               Registration
Class of Securities      Registered      share                 Aggregate Offering Price(1)    Aggregate Fee
-------------------      ------------    ------------------    ---------------------------    -------------
 Common Stock               6,666,666                 $1.50                 $ 9,999,999          $ 1,267.00

 Class A Common Stock by
 selling shareholders       3,000,000                 $1.50                 $ 4,500,000             $570.15

 Common Stock
 by selling shareholders    8,721,094                 $1.50                 $13,081,641           $1,657.44

 Total                     18,387,760                 $1.50                 $27,581,640           $3,494.59


----------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

Cross Reference Sheet
Showing the Location In Prospectus of
Information Required by Items of Form SB-2

PART I. INFORMATION REQUIRED IN PROSPECTUS

ITEM NO.

           REQUIRED ITEM                          LOCATION OR CAPTION
 1.        Front of Registration Statement        Front of Registration Statement and Outside
           and Outside Front Cover of Prospectus  Front  cover of Prospectus

 2.        Inside Front and Outside Back          Inside Front Cover Page of Prospectus
           Cover Pages of Prospectus              and Outside Front cover Page of Prospectus

 3.        Summary Information and Risk           Prospectus Summary;
           Factors                                High Risk Factors

 4.        Use of Proceeds                        Use of Proceeds

 5.        Determination  of Offering             Prospectus Summary - Determination of
           Price                                  Offering Price; Risk Factors

 6.        Dilution                               Dilution

 7.        Selling Security Holders               Selling Security Holders

 8.        Plan of Distribution                   Plan of Distribution

 9.        Legal Proceedings                      Legal Proceedings

 10.       Directors, Executive Officers,         Management
           Promoters and Control Persons

 11.       Security Ownership of Certain          Principal Shareholders
           Beneficial Owners and Management

 12.       Description of Securities              Description of Securities

 13.       Interest of Named Experts and          Legal Opinions; Experts;
           Counsel

 14.       Disclosure of Commission Position      Statement as to
           on Indemnification for Securities      Indemnification
           Act Liabilities

 15.       Organization Within Last               Business
           Five Years

 16.       Description of Business                Business

 17.       Management's Discussion and            Management's Discussion and
           Analysis or Plan of                    Analysis of Financial Condition
           Operation

 18.       Description of Property                Not Applicable

 19.       Certain Relationships and Related      Certain Transactions
           Transactions

 20.       Market for Common Stock and            Prospectus Summary
           Related Stockholder Matters

 21.       Executive Compensation                 Executive Compensation

 22.       Financial Statements                   Financial Statements

                                   PROSPECTUS

                                SMARTMETRIC, INC.
                             (a Nevada corporation)

      SmartMetric is offering for sale a minimum of 333,333 shares, par value $.001 (the "Minimum Offering") and a maximum of 6,666,666 shares (the "Maximum Offering") of common stock of SmartMetric, Inc., a Nevada corporation ("SmartMetric") at $1.50 per share. The shares shall be sold exclusively by SmartMetric in a self-underwritten offering on a best efforts basis with a minimum requirement to sell 333,333 shares for a period of ninety (90) days and may be extended for an additional ninety (90) days at SmartMetric's option, however SmartMetric reserves the right to retain registered broker-dealers for this offering. All investment proceeds will be held in escrow until the Minimum Offering is raised. If the Minimum Offering has not been sold within the first ninety days, the offering may be extended an additional ninety days. In the event SmartMetric does not raise the Minimum Offering during this time period, all escrowed funds shall be returned to investors. The securities offered are not listed on any securities exchange or on the Nasdaq Stock Market.

      This offering also relates to 11,721,094 shares being offered by selling shareholders, 3,000,000 of which are Class A common stock. Selling shareholders will sell at a fixed price of $1.50 per share until our common stock is quoted on the Over-the-Counter Bulletin Board or on the Nasdaq Small Cap, after which they will sell their common stock at prevailing market rates or privately negotiated prices.

The offering price of $1.50 per share has been arbitrarily determined by the Company.

                                                    Minimum offering   Maximum Offering
                                                       Proceeds to       Proceeds to
                             Price to the Public       SmartMetric       SmartMetric
                             -------------------    ----------------   ----------------
 Per Share                          $1.50              $499,999.50         $9,999,999


 Proceeds to SmartMetric            $1.50              $499,999.50         $9,999,999
 Before offering costs

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 IN THIS PROSPECTUS.


The date of this Prospectus is __________________.

This offering will terminate on ____________, but may be extended for an additional ninety (90) days at SmartMetric's option.

                                TABLE OF CONTENTS

                                                                          Page #

PROSPECTUS SUMMARY                                                             7

RISK FACTORS                                                                   8

USE OF PROCEEDS                                                               12

CAPITALIZATION                                                                12

DILUTION                                                                      13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION                   17

BUSINESS                                                                      19

MANAGEMENT                                                                    24

PRINCIPAL SHAREHOLDERS                                                        26

DESCRIPTION OF SECURITIES                                                     28

SELLING SHAREHOLDERS                                                          27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                27

LEGAL MATTERS                                                                 28

EXPERTS                                                                       34

SMARTMETRIC, INC. FINANCIAL STATEMENTS                                        40

                               PROSPECTUS SUMMARY

      The following is a summary of certain information contained in this prospectus and is qualified by the more detailed information and consolidated financial statements (including notes thereto) appearing elsewhere in this prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors". Unless otherwise indicated, the capital structure, the number of shares outstanding and the per share data and information in this Prospectus have been adjusted to give effect to the merger described herein.

SmartMetric, Inc.

      SmartMetric was incorporated pursuant to the laws of Nevada on December 18, 2002. SmartMetric is a development stage company engaged in the technology industry. SmartMetric has a license to utilize proprietary technology to manufacture and sell a fingerprint sensor activated card with a finger sensor on the board card, itself. The SmartMetric SmartCard is a credit card size plastic card embedded with an integrated circuit chip and biometric fingerprint sensor, which provides identification of the user. It can also be used to store information. This card may be referred to as a "biometric card" or the SmartMetric "SmartCard." The technology and use covered by a patent utilized in the SmartCard has been licensed to SmartMetric. The company intends to begin to outsource the manufacturing of its SmartCards with the proceeds of this offering.

      On October 30, 2003, SmartMetric entered into an agreement with Information Spectrum, Inc., a corporation located in Annandale, Virginia. Information Spectrum, Inc. shall hereinafter be referred to as ISI. Pursuant to this agreement, ISI shall market SmartMetric SmartCards and a SmartCard reading device. Neither prices, nor division of expenses or profits has been determined; before submitting each proposal to the prospective purchaser SmartMetric and ISI shall enter into a separate agreement defining the parties' respective rights and obligations concerning that particular opportunity.

      The executive offices of SmartMetric are located at 67 Wall Street, 27th Floor, New York, New York 10005. The telephone number is (212) 859-5007.

Our Strategy

      SmartMetric seeks to position itself as a producer of various biometric fingerprint reading identity cards utilizing its licensed technology and providing such cards to government agencies, corporations and organizations interested in identification cards.

Plan of Distribution

      We are offering our common stock on a best efforts basis with a minimum requirement to sell 333,333 shares. This is a self-underwritten offering; we do not have agreements with any underwriters for the sale of our common stock, although we may enter into such agreements at a later date.

The Offering

      SmartMetric is offering a minimum of 333,333 shares and a maximum of 6,666,666 shares of common stock at $1.50 per share. This offering price has been arbitrarily determined. The shares shall be sold by SmartMetric's officers and directors, although the Company may decide to engage the service of a registered broker-dealer. All investment proceeds from this offering will be held in escrow until the Minimum Offering is raised.

      Certain selling shareholders are offering 11,721,094 shares of common stock at $1.50 per share; 3,000,000 of these shares are Class A common stock.


      Including 160,837 shares subject to possible rescission, there are currently 58,721,094 shares of common stock outstanding of which 50,000,000 are Class A common stock. Class A common stock is identical in all respects to the other, undesignated class of common stock. Unless otherwise indicated, both the Class A common stock and the common stock shall collectively be referred to as "common stock." There will be 59,054,427 shares outstanding if the minimum offering is sold and 65,387,760 shares if the maximum offering is sold.

Risk Factors

      The securities offered hereby are highly speculative and involve a high degree of risk. Carefully review and consider the factors set forth under "Risk Factors" as well as all other information contained herein.

Use of Proceeds

      The proceeds from this offering before offering costs, which are $499,999.50 in the minimum offering and $9,999,999 in the maximum offering, will be used to contract with a third party to begin manufacturing our SmartCards, for marketing, working capital and offering costs.


                                  RISK FACTORS

      Investment in the securities offered hereby involves a high degree of risk. Prospective investors should carefully consider, together with the other information appearing in this prospectus, the following factors, among others, in evaluating SmartMetric and its business before investing in SmartMetric.

SmartMetric will rely on key existing and future personnel, the loss of whom could negatively impact our ability to conduce a successful business.

      SmartMetric's success will depend to a large degree upon the efforts and abilities of Colin Hendrick, Chief Executive Officer, President and Chairman of the Board of SmartMetric. The loss of the services of Mr. Hendrick could have a material adverse effect on SmartMetric's business prospects and potential earning capacity. SmartMetric has entered into an employment agreement with Mr. Hendrick which, as renewed, expires June 30, 2006, after which Mr. Hendrick may choose not to continue his employment with SmartMetric. SmartMetric currently has no key person life insurance on Mr. Hendrick. SmartMetric will need to recruit and retain additional members of senior management to manage anticipated growth, but may be unable to do so on terms suitable to SmartMetric.

As of the date of this prospectus, we have no product for sale.

      SmartMetric was incorporated on December 18, 2002. To date, we have been engaged in research and development primarily in the design and production of a SmartCard prototype. We have recently completed a prototype or model of our SmartCard, but have not achieved any sales revenues. Although we plan to use the proceeds of this offering to engage in marketing and outsource production of our SmartCards, such efforts may not be successful.

      Even if we are successful in developing our business and gaining market acceptance, we may not become profitable. Further, we may be unable to find a manufacturer to successfully manufacture our biometric card and even if we do, our SmartCard may not gain market acceptance.

We  expect  to  incur  significant  start  up  costs,   which  could  delay  the
commencement of our operations.

      SmartMetric expects to incur significant start-up costs in connection with manufacturing and marketing the SmartMetric biometric card. The Company estimates such start up expenses at $300,000, which includes costs associated with manufacturing of the SmartCard. As of March 31, 2005, we have incurred net losses of $166,669 and we anticipate that we will incur additional losses in the future. The extent of these losses will be dependent, in part, on our ability to successfully market our products, and the costs involved in outsourcing production of our SmartCards. In the event start up costs exceed our expectations, we may have to raise additional funds which could delay the commencement of our operations.

Current SmartMetric shareholders, including our president and chief executive officer, will own a majority of the shares after the offering and as a result, will still control the Company which means that investors in this offering will have little influence over how the Company is managed.

      After the minimum offering, the current shareholders of SmartMetric will control the vote of 99.4% of SmartMetric's issued and outstanding common shares and after the maximum offering, current shareholders will control 89.8% of SmartMetric's issued and outstanding shares. As a result, the former SmartMetric shareholders will have the ability to control the outcome of substantially all issues submitted to shareholders. This does not take into consideration sale of the selling shareholders shares, after which Mr. Hendrick, through Applied Cryptology, would continue to hold 79.6% and 71.9%, if SmartMetric sells the minimum and maximum offering, respectively.

An investment in SmartMetric stock will result in an immediate dilution of $1.49 in the Minimum Offering and $1.35 in the Maximum Offering which means that your investment will initially be worth less than the amount you are paying for it.

      The holders of the restricted common shares of SmartMetric have acquired their interest in SmartMetric at an average cost per share which was significantly less than that which the public investors paid for their securities. Consequently, the public investors' investment will be immediately diluted. Further, the public investors will bear the majority of the risk of any loss that may be incurred in SmartMetric's operations.

There is no public market for our securities and investors may be unable to sell their shares, which could result in the loss of their investments.

      SmartMetric intends to apply for listing of its common stock on the NASD Over-the- Counter Bulletin Board or Nasdaq Small Cap. However, to date, there is no public trading market for our common stock. If such a market does develop, the price of SmartMetric's common stock may be volatile. Thus, investors run the risk that they will never be able to sell their shares or, if they are able to sell them, the price may be lower than the initial purchase price. No potential market makers have been solicited by SmartMetric, and SmartMetric may be unable to find any brokers willing to make a market in SmartMetric's securities.

We will need additional financing which could dilute the interests of current shareholders.

      The amount of money we raise in this offering will determine how much we need to raise in the future. While we can commence operations with the minimum offering, we anticipate that in order for us to fully implement our business plan we will need to raise the maximum offering. If we raise less than the maximum offering, we anticipate raising additional funds within 12 to 24 months following this offering so that the total amount raised in the two offerings will equal the maximum offering. Such financing could take the form of bank financing or other debt or equity securities in public or private financing. Any such financing could dilute the interest of current shareholders. Such additional financing may not be available or, if it is available, it may not be in such amounts or on terms satisfactory to SmartMetric.

We  will  face  intense  competition  from  better-known  and/or   better-funded
companies which could result in our failure to realize lower than expected sales revenues.

      The market for companies involved in security technology is fragmented and highly competitive, and competition is increasing substantially. SmartMetric will be competing with other technology companies both regionally, nationally and internationally. Other competitors, some of which may have greater financial and other resources than SmartMetric, may also enter the markets in which SmartMetric currently operates or intends to expand. We may be unable to compete successfully against these competitors.

We will be depending on qualified personnel and key individuals, none of whom have worked with publicly traded companies before and may not be able to adequately manage certain responsibilities of publicly traded companies which could adversely effect our operations and/or stock price.

      None of our officers or directors has any experience working with publicly traded companies and it is possible that they will not be qualified to run a publicly owned company. Their inability to successfully manage SmartMetric's business and the responsibilities of a publicly traded company could adversely affect our ability to obtain a large customer base and, as a result, our profitability and stock price.

If we sell less than the Maximum Offering, we will not be able to effectively market our SmartCard or produce it in large quantities which could result in low sales and a possible need to finance production of the SmartCards.

      SmartMetric is seeking to raise a minimum of $499,999.50 and a maximum of $9,999,999. The company believes that with the Maximum Offering proceeds, it will be able to effectively market the Smartmetric SmartCards in addition to paying the costs involved with outsourcing production of the SmartCards. Sales of less than the Maximum Offering will force us to greatly reduce our marketing efforts which could result in lower sales, and which may prohibit us from producing SmartCards in cost-effective quantities and may necessitate the need to finance production of our SmartCards.

Information Spectrum, Inc. may be unsuccessful in marketing SmartMetric's SmartCards in which case we will have to seek a new marketing company or self market our SmartCard which could delay any potential sales revenues.

      In October 2003, SmartMetric entered into an agreement with Information Spectrum, Inc. or ISI, pursuant to which ISI has agreed to market SmartMetric's SmartCards by generating interest in credential cards and card production systems incorporating SmartMetric's proprietary technology. ISI is the exclusive reseller of SmartMetric products to agencies of the United States and Canadian governments.

      To date, ISI has not begun its marketing efforts. In the event ISI is unable to locate companies interested in purchasing SmartMetric's products, SmartMetric will be forced to find another marketing partner or start to market its products on its own, which could delay potential sales revenues.

Failure to agree upon the terms of one or more "Teaming Agreements" with ISI could result in the loss of sales opportunities to SmartMetric.

      The agreement between ISI and SmartMetric states that ISI and SmartMetric must enter into a Teaming Agreement prior to ISI submitting a formal proposal to a potential SmartMetric customer. A Teaming Agreement will outline each party's rights with respect to each individual proposal. Failure of SmartMetric and ISI to enter into any particular Teaming Agreement will result in the loss of potential sales opportunities and revenues to SmartMetric.

SmartMetric's patented technology may infringe upon patents issued to third parties, subjecting SmartMetric to the cost of defending the patent and possibly requiring SmartMetric to stop using the technology or to license it from another party.

      In August 2004, Applied Cryptology, Inc., licensed then patent-pending technology to SmartMetric. SmartMetric depends on such technology in the building of its SmartCard. The patent was granted on September 14, 2004.
However, this patent may infringe on others, in which case SmartMetric may be forced to defend the patent or possibly stop using it or license it from a third party, which could cost SmartMetric a lot in legal fees and which could possibly prevent SmartMetric from selling its SmartCard.

Third parties may infringe on the patent in which case SmartMetric would bear the cost of enforcing the patent.

      Although a patent was issued for the technology we license from Applied Cryptology, third parties may infringe on the patent. Such infringement would result in SmartMetric bearing the cost of enforcing the patent and could reduce funds SmartMetric intended to spend on marketing or producing its SmartCards.

SmartMetric may have difficulty selling shares in this offering as selling shareholders may in effect compete with SmartMetric for investors.

      While SmartMetric is offering for sale a minimum of 333,333 shares and a maximum of 6,666,666 shares, at the same time, selling shareholders are offering for sale 11,721,094 shares. As a result, selling shareholders may be competing with SmartMetric for investors, which could result in less money being invested in the Company. Further, if SmartMetric's shares are listed on an exchange before the Maximum Offering is sold, and if the price of SmartMetric's shares declines, investors may be able to obtain shares from selling shareholders at a lower price than SmartMetric's price of $1.50 per share.

Each of the officers, directors and affiliates of SmartMetric may purchase up to 10,000 shaes of common stock to be applied toward the minimum offering which would result in current affiliates owning an even greater percentage of the outstanding securities of the company.

      Colin Hendrick, Peter Sleep, Joseph Katzman, Applied Cryptology, Inc. and any other affiliates of SmartMetric, may each purchase up to 10,000 shares of common stock to meet the required minimum of 333,333 shares. Such affiliates will own 85.6% and 77.3% after the Minimum Offering and Maximum Offering, respectively. If Mr. Hendrick, Mr. Sleep, Mr. Katzman and Applied Cryptology, Inc. each purchase 10,000 shares, such parties will own 85.7% and 77.4% after the Minimum Offering and Maximum Offering, respectively. As a result, such persons will have the ability to control the outcome of substantially all issues submitted to shareholders.

We have engaged in two private placement offerings in which we relied on certain exemptions from the registration of securities which may not have been available to us and which may be subject to possible rescission.


      In September 2004 through October 2004, and December 2004 to January 2005, SmartMetric engaged in two private offerings of its securities. In the former, SmartMetric sold 68,207 shares to 9 persons at $1.50 per share for a total of $102,311. In the second private offering, the Company sold 92,630 shares to 11 persons at $1.50 per share for a total of $138,945. When offering these shares, SmartMetric relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933. However, since these offerings were made after SmartMetric's registration statement was filed with the Securities and Exchange Commission it is possible that these offerings may constitute a general and public solicitation for the sale of shares of SmartMetric's common stock. Further, these shares may be subject to future rescission.

      Investors in the offerings which occurred in September 2004 through October 2004, and December 2004 through January 2005 may have rescission rights under the Federal Securities laws. SmartMetric would be liable in an amount up to $241,256 for the 160,836 shares of common stock sold if the investors exercise their rescission nights and are successful. As SmartMetric is still a development stage company with no revenues, the exercise of investor's rescission rights could force us to divert funds from research and development and marketing which funds we believe are necessary to the commencement of our operations, and the lack of which could delay or prevent the commencement of operations. The exercise of rescission rights along with a delay in the start of operations could also make it more difficult for us to raise funds in the future.

      SmartMetric's financial statements have been prepared assuming that its operations will continue as a going concern and do not disclose the risks involved if it is unable to continue as a going concern.

      SmartMetric's financial statements are based on the assumption that the company will continue as a going concern. As such, the financial statements do not include any adjustments to asset carrying value of the classification of liabilities that might result should SmartMetric be unable to continue as a going concern.


The shares being offered are "penny stocks" which are associated with such risks as price fluctuations, additional disclosure requirements and lack of a liquid market. These risks could result in investors finding it difficult to sell their shares.

      Broker-dealer practices in connection with transactions in "penny-stock" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure regarding penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Such factors could result in SmartMetric selling less than the Minimum Offering and investors finding it difficult to sell their shares.

                                 USE OF PROCEEDS

      The gross proceeds of SmartMetric's minimum offering will be $499,999.50 and the gross proceeds of its maximum offering will be $9,999,999. The following table sets forth management's proposed use of proceeds. However, the Company retains the right to apply these proceeds in any manner in which it sees fit:

                               Minimum Offering      50% of the Offering      Maximum Offering
Application of Proceeds         ($499,999.50)            ($5,000,000)           ($9,999,999)
-----------------------        ----------------      -------------------      ----------------
Engineering Changes to
Prototype(1)                       $     50,000             $     50,000           $    50,000

Outsource Production of            $    100,000             $  2,200,000           $ 2,400,000
SmartCards

Marketing                          $     50,000             $    825,000           $ 1,650,000

Officer's salary(2)                $     70,000             $    170,000           $   170,000

Working capital                    $  82,042.50             $  1,607,043           $ 5,582,042

Offering Costs                     $    147,957             $    147,957           $   147,957

Total                              $ 499,999.50             $  5,000,000           $ 9,999,999



----------
(1) While the prototype is completed, further engineering is necessary to decrease the size of the circuitry.
(2) This money may be paid to Colin Hendrick from the proceeds of this offering. (See Summary Compensation Table.)


                                 CAPITALIZATION

The following table sets forth the capitalization at March 31, 2005 and as adjusted to give effect to the sale of certain assumed numbers of shares sold in this offering. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                          AS ADJUSTED
                                   --------------------------------------------------------
                                                    MINIMUM      50% OF THE       MAXIMUM
                                                    OFFERING      OFFERING       OFFERING
                                     ACTUAL       ($500,000)     ($5,000,000)   ($9,999,999)
                                   -----------    -----------    -----------    -----------
Long - term debt                   $        --    $        --    $        --    $        --

Stockholders' equity:
Preferred stock, $.01 per value;
   5,000,000 shares authorized,
   no shares issued                         --             --             --             --

Class A common stock; $.001 par
   value; authorized issued and
   outstanding 50,000,000 shares        50,000         50,000         50,000         50,000

Common stock, $.001 par value;
   authorized 45,000,000 shares,
   issued and outstanding
   8,560,257, 8,893,590,
   11,893,590 and 15,226,923
   shares, respectively(1)               8,560          8,894         11,894         15,227

Additional paid-in capital             (18,835)       332,874      4,829,874      9,826,540

Deficit accumulated during the
   development stage                  (166,669)      (166,669)      (166,669)      (166,669)

Total stockholders' equity            (126,944)       225,099      4,725,099      9,745,098

Total Capitalization               $  (126,944)   $   225,099    $ 4,725,099    $ 9,745,098


----------
(1) Excludes 160,837 shares sold in private placements subject to possible rescission.


                                    DILUTION


      At March 31, 2005, SmartMetric had a negative net tangible book value of $221,524 or $.00 per share of common stock. Net tangible book value per share is equal to SmartMetric's tangible assets less its total liabilities, divided by the number of shares of common stock outstanding on such date.

      If we sell only the Minimum Offering under this Prospectus at the offering price of $1.50 per share, after deducting estimated unpaid costs of this offering, our proforma net tangible book value as of March 31, 2005 would be $210,519 or $.00 per share of common stock based on the 59,054,427 shares that would be outstanding. This represents an immediate increase in the net tangible book value per share to our existing shareholders of $.00 per share and an immediate dilution of $1.50 per share to those who purchase shares in this offering.

      If we sell 50% of the Maximum Offering under this Prospectus, our proforma net tangible book value as of March 31, 2005 would be $4,710,519 or $.08 per share of common stock based on the 62,054,427 shares that would be outstanding. This represents an immediate increase in the net tangible book value per share to our existing shareholders of $.08 per share and an immediate dilution of $1.42 per share to those who purchase shares in this offering.

      If we sell the Maximum Offering under this Prospectus, our pro forma net tangible book value as of March 31, 2005 would be $9,710,518 or $.15 per share of common stock based on the 65,387,760 shares that would be outstanding. This represents an immediate increase in the net tangible book value per share to our existing shareholders of $.15 per share and an immediate dilution of $1.35 per share to those who purchase shares in this offering.

      The following illustrates the per share dilution to new investors based on certain assumed numbers of shares sold in this offering:



                                                               Minimum Shares  50% Maximum   Maximum Shares
                                                               Sold            Shares sold   Sold
                                                               --------------  -----------   --------------
 Public offering price per share                               $         1.50  $      1.50   $         1.50
 Net tangible book value per share before offering             $          .00  $       .00   $          .00
 Increase per share attributable to new investors in this
 offering                                                      $          .00  $       .08   $          .15
 Net tangible book value per share after offering              $          .00  $       .08   $          .15
 Dilution per share to new investors                           $         1.50  $      1.42   $         1.35


The following table sets forth the difference between the price paid by our existing shareholders and the price to be paid by new investors in this offering based on certain assumed numbers of shares sold in this offering.


MINIMUM             NUMBER OF SHARES                                           % OF TOTAL      AVERAGE PRICE PER
SHARES SOLD             PURCHASED         % OF CLASS    TOTAL CONSIDERATION    CONSIDERATION         SHARE
----------------    ----------------      ----------    -------------------    -------------   -----------------
Existing                                                                                                $ .01
Shareholders              58,721,094            99.4%              $376,858          43.0%

Public Shareholders          333,333             0.6%              $500,000          57.0%              $1.50

Total                     59,054,427             100%              $876,858           100%              $0.01

50% MAXIMUM         NUMBER OF SHARES                                           % OF TOTAL      AVERAGE PRICE PER
SHARES SOLD             PURCHASED         % OF CLASS    TOTAL CONSIDERATION    CONSIDERATION         SHARE
----------------    ----------------      ----------    -------------------    -------------   -----------------
Existing
Shareholders              58,721,094            94.6%             $ 376,858           7.0%               $.01

Public Shareholders        3,333,333             5.4%            $5,000,000          93.0%              $1.50

Total                     62,054,427             100%            $5,376,858           100%               $.09

MAXIMUM             NUMBER OF SHARES                                           % OF TOTAL      AVERAGE PRICE PER
SHARES SOLD             PURCHASED         % OF CLASS    TOTAL CONSIDERATION    CONSIDERATION         SHARE
----------------    ----------------      ----------    -------------------    -------------   -----------------
Existing
Shareholders              58,721,094            89.8%             $ 376,858           3.6%               $.01

Public Shareholders        6,666,666            10.2%            $9,999,999          96.4%              $1.50

Total                     65,387,760             100%           $10,376,857           100%               $.16



                              PLAN OF DISTRIBUTION

      SmartMetric is offering up to 6,666,666 shares of common stock at $1.50 per share, which price has been arbitrarily determined by SmartMetric. SmartMetric has not yet determined how it will advertise the offering. We have no arrangements with any third party to host or access the party preliminary prospectus on the Internet.

Changes in terms of the offering.

      Changes in the material terms of the offering after the registration statement's effective date will terminate the original offer. Investors would then be entitled to a refund. Example of material changes include:

      o     Extension of the offering period;

      o     Change in the offering price;

      o     Change in the minimum purchase required of investors;

      o Change in the amount of proceeds necessary to release the proceeds in escrow;

      o     Change in application proceeds.

      SmartMetric proposes to offer the shares directly on a best efforts basis with a minimum requirement to sell 333,333 shares. In the event SmartMetric does not sell the Minimum Offering within the Offering Period, SmartMetric will refund the escrowed funds by the next business day or as soon as possible after the offering's termination. While SmartMetric reserves the right to sell its securities through registered broker-dealers, it has no commitments to do so. SmartMetric has no plans to sell the offering through registered broker-dealers and has not determined the circumstances under which these plans would change. In the event registered broker-dealers are engaged, SmartMetric contemplates paying a commission of 10% of securities sold by such broker-dealers. All offering proceeds will remain in escrow until the minimum offering is raised.

      As of the date of this prospectus, no broker has been retained by the company in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an underwriter is retained by SmartMetric, an amendment to SmartMetric's registration statement will be filed with the Securities and Exchange Commission.

      Colin Hendrick, Peter Sleep, Joseph Katzman, Applied Cryptology or any other affiliate of SmartMetric may each purchase up to 10,000 shares to meet the required 333,333 shares. Each such person, however, must purchase such shares for investment purposes and not for resale.

      There is no minimum or maximum purchase requirement. Subscription proceeds received by SmartMetric shall be placed in an escrow account with Signature Bank until the Minimum Offering is achieved, after which proceeds shall be released directly to SmartMetric. If the minimum offering is not sold by the end of the offering period, or extended offering period if so extended, all escrowed proceeds shall be returned to investors.

      This offering will be sold by SmartMetric's officers and directors, none of whom are registered broker-dealers. The officers and directors are in compliance with the Rule 3a4-1 under the Securities Exchange Act of 1934 (the "Exchange Act") and are not deemed to be brokers because, although they are associated persons they

      (1) are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act; and

      (2) are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

      (3) are not at the time of their participation an associated person of a broker or dealer; and

      (4)   they meet the following conditions:

            (A) they perform substantial duties on behalf of SmartMetric otherwise than in connection with transactions in securities;

            (B)   were  not   broker-   dealers   of   associated   persons   of
                  broker-dealers within the preceding 12 months; and

            (C) they do no participate in selling a offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1, except that for securities issued pursuant to Rule 415 under The Securities Act of 1933, the 12 months shall begin with the last sale of any securities including within and Rule 415 registration.


                          SUMMARY FINANCIAL INFORMATION

      The following is a summary of our Financial Information for the period indicated and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition" and the Financial Statements including the notes thereto included in this prospectus.



                                                   NINE MONTHS                          PERIOD DECEMBER 18
                                                 ENDED MARCH 31,        YEAR ENDED            2002 TO
                                                2005         2004     JUNE 30, 2004        JUNE 30, 2003
                                          ------------  -----------   -------------     ------------------
Statement of Operations Data:                     (Unaudited)

Total revenues....................        $          0  $         0   $           0     $                0
Net income (loss).................        $   (130,631) $   (23,489)  $     (35,978)    $              (60)
Net income (loss) per share.......        $      (0.00) $     (0.00)  $       (0.00)    $            (0.00)
Weighted average number of
 common shares outstanding........          58,560,257   33,333,333      58,560,257                     --


                                                              AS ADJUSTED ASSUMING
                                          -------------------------------------------------------
                                                                         50% OF
                                                          MINIMUM        MAXIMUM        MAXIMUM
                                             ACTUAL     SHARES SOLD    SHARES SOLD    SHARE SOLD
                                          ------------  -----------   -------------   -----------

Balance Sheet Data (March 31, 2005):

Working capital...................        $     19,732  $   451,775   $   4,951,775   $ 9,951,774

Cash and cash equivalents.........        $     22,021  $   454,064   $   4,954,064   $ 9,954,063

Total assets......................        $    284,302  $   636,345   $   5,136,345   $10,136,344

Total liabilities.................        $     74,113  $    74,113   $      74,113   $    74,113

Shareholders' equity..............        $   (126,944) $   225,099   $   4,725,099   $  9,745,098

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

      SmartMetric was incorporated in the State of Nevada on December 18, 2002 to serve as a developer of identity management products. SmartMetric has been engaged in research and development of a biometric security solution, which can authenticate the identity of an individual in a self-contained credit card-sized device. SmartMetric refers to this device as a "biometric card" or a "SmartCard." A company controlled by Mr. Hendrick has granted SmartMetric a license to use, market and distribute this patented technology.

      The following presentation of management's discussion and analysis of SmartMetric's financial condition should be read in conjunction with SmartMetric's financial statements and notes thereto, as well as other financial information contained in this prospectus.

Overview

      Incorporated in 2002, SmartMetric and its founder and CEO, Colin Hendrick, have been engaged in research and development of a biometric security solution which would authenticate the identity of a person in a self-contained credit card-sized device. SmartMetric's biometric card has been designed to use an on-board finger print sensor which is imbedded in the card along with an integrated circuit chip which will provide one gigabyte of memory capacity. SmartMetric has recently completed a prototype of its SmartCard but has not yet begun to manufacture SmartCards utilizing its licensed technology. To date, SmartMetric has had no sales revenues.

      In February 2001 SmartMetric's CEO, Colin Hendrick, applied for a patent for this biometric card technology connecting SmartCards to networks, and providing secure access for such connections. In June 2004, Mr. Hendrick transferred this technology to Applied Cryptology, Inc., a Nevada corporation, he owns and controls, and which owns 49,500,000 shares of SmartMetric common stock. On August 1, 2004, Applied Cryptology entered into a license agreement with SmartMetric pursuant to which Applied Cryptology agreed to license this technology to SmartMetric in perpetuity in exchange for a royalty payment. This patent was granted on September 14, 2004.

      We had $0 sales revenue for the year ended June 30, 2004, with a net loss of $35,978. For the nine months ended March 31, 2005, there were no sales revenues and a net loss of $130,631.

      In October 2003, we sold 50,000,000 shares of common stock to the President of SmatMetric at $.001 per share for a total of $50,000. From November 2003 to June 30, 2004, SmartMetric sold 8,560,257 shares of common stock to the President of the corporation, Colin Hendrick, at $.01 per share for a total of $85,602.57. Mr. Hendrick rendered complete payment for these shares by October 2004. In August 2004, Mr. Hendrick transferred these shares to approximately 600 shareholders for no consideration. All shares are restricted from resale, except 11,560,257 shares which are being registered for resale. Of these 11,560,257 shares, 3,000,000 are Class A common shares which are identical to undesignated common stock. In March 2005, Mr. Hendrick transferred 49,500,000 shares to Applied Cryptology, Inc., a company owed and controlled by Mr. Hendrick. Applied Cryptology is party to a license agreement with SmartMetric.


      In a private placement which occurred in September 2004 through October 2004, we sold 68,207 shares to 9 people at $1.50 per share. All 68,207 shares are being registered in this registration statement.


      In a private placement which occurred in December 2004 through January 2005, we sold 92,630 shares to 11 people at $1.50 per share. All 92,630 shares are being registered in this registration statement.

Plan of Operation.

      Over the next 12 months, SmartMetric intends to commence marketing in an attempt to generate sales. We will use the proceeds of this offering to contract the production of our prototype and commence marketing. We believe that proceeds from the Minimum Offering will be sufficient to cover these costs, as well as working capital, for at least 12 months. We expect that we will have to raise additional funds starting 12 months after completion of the offering if we raise less than the Maximum Offering. The amount we raise will depend on the amount raised in this offering. In the event we raise the Minimum Offering, we will be able to contract the production of a maximum of 1,000 SmartCards and commence marketing. With the Minimum Offering, we will have working capital for 12 months, but will need to raise funds after that period. We believe a minimum of $500,000 is required for us to begin this limited production of our SmartCards.

      We expect to outsource manufacturing of our SmartCards once we have sales orders. We do not intend to purchase any plants or significant equipment.

      Once we have begun to generate sales, we intend to hire additional employees. However, until that time, we may only hire a few employees to market the SmartMetric SmartCard.

      For the nine months ended March 31, 2005, we spent $52,627 on research and development, and for the year ended June 30, 2004, we spent an additional $29,335. These funds were applied toward the production of a SmartCard prototype and its components. To date, Mr. Hendrick has neither been paid, nor reimbursed, for any of these research and development costs.

Completion of Prototype

      A prototype of our SmartCard was completed in February 2005. The finished product is the prototype or model for our SmartCards, which will be manufactured upon receipt of customer orders. We intend to revise some of the engineering of the prototype so as to decrease the size of the circuitry contained in the SmartCard.

Production of SmartCards

      Now that we have a working prototype of our SmartCard, we will seek to obtain orders for it. Because SmartMetric does not own or rent a manufacturing facility, we will have to contract with one or more manufacturing facilities to produce our SmartCards. Although we have begun negotiations with two potential manufacturers, no contracts have been signed.

      SmartMetric believes its current sources of credit and liquidity, including funds raised in its private placements are insufficient to begin operations, including production of our SmartCards. SmartMetric believes the Maximum Offering proceeds will be sufficient to proceed with its plan of operations for the next twelve months. Our plan includes outsourcing or contract manufacturing of approximately 75,000 SmartCards. A key element of SmartMetric's growth strategy is raising adequate funding to begin to outsource the manufacture of its biometric card. We believe that $499,999.50 will suffice to begin outsourcing the manufacturing of our SmartCard. The amount of funds required will depend on the size of the orders we receive. We estimate that $499,999.50 will allow us to outsource production of 1,000 SmartCards, begin marketing them and provide us with enough working capital to last 12 months. We expect that orders larger than that will require additional financing. Such financing may be in the form of debt or equity. Currently, SmartMetric has no material commitments for capital expenditures.

      SmartMetric does not believe its business is seasonal in any way.

      On  October  30,  2003,  we entered  into an  agreement  with  Information
Spectrum, Inc. Pursuant to this agreement, ISI will seek to market our SmartCards. Once ISI begins such marketing efforts and is able to find companies and/or government agencies to purchase our SmartCards, we will begin production of our SmartCards. We intend to enter into an agreement with a third party to manufacture our SmartCards, but have not yet done so.

                                                                                        PERIOD
                                                 NINE MONTHS                          DECEMBER 18,
                                                ENDED March 31        YEAR ENDED          2002,
                                          -------------------------    JUNE 30,        TO JUNE 30,
                                              2005          2004         2004             2003
                                          ------------  -----------   -------------   -----------
                                                 (unaudited)
Net Sales                                 $          0  $         0   $           0   $         0

Cost of Sales                             $          0  $         0   $           0   $         0

Selling, general and
administrative expenses                   $    130,631  $    23,489   $      35,978   $        60

Income (loss) from operations             $   (130,631) $   (23,489)  $     (35,978)  $       (60)


      Net sales for the year ended June 30, 2004 were $0. Administrative expenses for the year ended June 30, 2004 were $6,643. SmartMetric expended $29,335 in research and development for the year ended June 30, 2004. Net loss was $35,978 in the year ended June 30, 2004.

      For the nine months ended March 31, 2005, we had no sales. Administrative expenses were $78,004. We spent $52,627 on research and development. Our net loss for the nine months ended March 31, 2005was $130,631.


                                    BUSINESS

General

      SmartMetric was incorporated pursuant to the laws of the State of Nevada on December 18, 2002.

      SmartMetric's Chief Executive Officer, Colin Hendrick, has created patened technology which is being used in the prototype of the SmartMetric "Biometric Card," a credit card-sized device which utilizes a finger print sensor to authenticate a person's identity. The embedded sensor takes the image of the person's fingerprint and matches it with a fingerprint stored on the card. On September 14, 2004, Mr. Hendrick received a United States patent with regard to the use of the Biometric card. Mr. Hendrick transferred the patent which was then pending to Applied Cryptology, Inc., a Nevada corporation, owned by Mr. Hendrick, in June 2004. On August 1, 2004, Applied Cryptology, Inc. entered into a license agreement with SmartMetric pursuant to which SmartMetric has the right to use, manufacture and sell products utilizing the patented technology in perpetuity. This patent was granted on September 14, 2004. In March 2005, Mr. Hendrick transferred his shares of SmartMetric to Applied Cryptology.

      As of March 31, 2005, SmartMetric had total stockholders' equity of $114,312, and cash of $22,021. Management of SmartMetric believes that in the event SmartMetric raises less than the Maximum Offering, SmartMetric expects it will have to raise additional funds 12 months after completion of the offering.

      SmartMetric has no off-balance sheet arrangements that are reasonably likely to have a material current or future effect on SmartMetric's financial condition, results of operations or liquidity.

The SmartMetric Biometric Card

      SmartMetric has designed a biometric card utilizing patented technology licensed to the company. A prototype of this card has recently been completed.

      SmartMetric believes that its biometric card will have several functions:

      o     The  fingerprint  sensor  will  facilitate   instant   authorization
            verification;

      o In card biometric measurement storage will safeguard personal information;

      o     In  card  biometric   storage  will  permit  access,   identity  and
            transaction control verification;

      o Instant identity verification will be secure since such information is contained in the card and not in centralized database

      The SmartCard has been designed to contain up to two on-card processors and up to1 gigabyte of memory. SmartMetric believes this will enable the card to store the full image of a fingerprint and a database capable of storing information such as medical records, financial or banking records or human resource card. SmartMetric believes its SmartCard may be used as a credit card, building access card or computer access card.

      The SmartMetric SmartCard, because it contains information unique to the individual user, will be useless in the hands of others. Unlike a picture-based identification system, the SmartMetric biometric card has been designed to operate exclusively with the registered user. And unlike biometric security systems where the biometric information is stored at a central location, we believe that confirmation of identify with the SmartMetric system may not be interrupted during the verification process or while it is stored at the remote location since the biometric information is embedded in the card, itself, in a memory chip protected by encryption. The fingerprint sensor built into the card has been designed to activate the card. Without a match with the encrypted fingerprint already stored on the card, the SmartCard will not operate.

      The SmartMetric biometric card is a card that authorized persons will carry with them and activate to obtain access. Such activation will take place by placing a finger on a fingerprint sensor. The SmartMetric SmartCards are designed to be read by both contact and contact-less card acceptor devices. For contact card acceptor devices, the device must touch a chip mounted on the surfact of the SmartCard. This contact allows the card to transmit data to the reading device. For contact less acceptor devices, a radio frequency signal will be sent from the card to a radio frequency signal receiver in the acceptor device. In both types of acceptor devices, the activation signal is sent only when there has been a positive match of fingerprint by fingerprint sensor. The card acceptor devices are available from several different third parties and do not require any licenses.

      The memory and computational capacities of the SmartCard will be used to store a template of each user's fingerprint(s). The memory capacity will store a template of a user's fingerprint(s). The computational capacity will be used to process a digitized image from the fingerprint sensor to confirm a match (or no match) with the fingerprint template. Additional computational processes such as increased cryptology will depend on the requirements of specific customers.

      SmartMetric believes its SmartCard may be used for a variety of security applications such as airport employed access and identity, building access and identity, computer network access, drivers licenses, passports and check cashing identity verification.

Fingerprint Sensor

      The fingerprint sensor used in the SmartMetric SmartCard is known as the "Metric 60" fingerprint sensor. The Metric 60 allows for fingerprints which are either wet or dry to be recognized or authenticated. It is also pressure sensitive. SmartMetric purchases the fingerprint sensor from an unrelated third party, but has no signed agreement with such party. The fingerprint sensor is available from other suppliers. SmartMetric has designed a method of integrating the fingerprint sensor on the card, which is then connected to a microprocessor, which is connected to a rechargeable power supply in the card and a memory chip for storage, retrieval and matching of the fingerprint on the card.

      The SmartMetric biometric card has been designed to utilize a rechargeable, lithium polymer battery. Because this battery is available in a variety of shapes and sizes, SmartMetric can design its cards in similar variety of shapes. This lithium polymer battery is owned and manufactured by a third party unaffiliated with SmartMetric. This battery will be integrated into the card. SmartMetric has located a a supplier for this battery, but has not entered into an agreement with such supplier. When negotiating an agreement for the purchase of lithium polymer batteries, we will take into such consideration the price of the batteries, the quality of the batteries, the reputation of the supplier, and its ability to supply us with batteries in the quantities we require.

      The SmartMetric card has been designed to meet the International Standard Organization 7816 Flex requirements so that it will not break or crack when bent or flexed. The prototype card has been designed to meet ISO requirements for crush test, drop test and nail test. It has been designed to operate in a wide range of temperatures.

      The SmartCard has been designed to offer the option of a built-in radio frequency transmitter for contactless entry and identity verification.

Marketing Agreement

      On October 30, 2003, SmartMetric entered into an agreement with Information Spectrum, Inc., a company located in Annandale, Virginia. Information Spectrum, Inc. shall be referred to as ISI. Pursuant to this agreement, ISI shall seek to market SmartMetric's SmartCard technology by actively seeking customers interested in purchasing, credential cards which incorporate SmartMetric's patented SmartCard technology. Prior to ISI offering SmartMetric products by submitting a formal proposal, ISI and SmartMetric shall enter into a "Teaming Agreement" which will define each party's rights and obligations concerning that particular sales opportunity. Every proposal will require its own Teaming Agreement.

      Pursuant to this Agreement, ISI is the exclusive reseller of SmartMetric products to agencies of the United States government and the Government of Canada. In addition, ISI has the right of first refusal for other marketing, sales or re-sales opportunities for customers other than the United States or Canadian governments.

      The terms of this agreement is two years and may be extended upon mutual agreement of the parties. This agreement may be terminated earlier by either party upon 30 days written notice.

The Security Technology Industry

      Biometrics

      Biometric technologies identify users by electronically capturing a specific biological or behavioral characteristic of that individual, such as a fingerprint or voice or facial feature, and creating a unique digital identifier from that characteristic. Because this process relies on largely unalterable human characteristics, positive identification can be achieved independent of any information possessed by the individual seeking authorization.

      The process of identity authentication typically requires that a person present for comparison one or more of the following factors:

      o     Something known such as a password, PIN or mother's maiden name;

      o     Something carried such as a token, card, or key; or

      o     Something  physical such as  fingerprint,  voice pattern,  signature
            motion,   facial   shape   or   other   biological   or   behavioral
            characteristic.

      Comparison of biological and behavioral characteristics has historically been the most reliable and accurate of the three factors, but has also been the most difficult and costly to implement into a single product that can automatically verify the identity of a user accessing a computer network or the Internet. However, recent advances in biometric collection technologies (both biometric hardware products and their associated processing software) have increased the speed and accuracy and reduced the cost of implementing biometrics in commercial environments. Management believes that individuals, Web site operators, government organizations, and businesses will increasingly use this method of identity authentication.

      Biometrics refers to the automatic identification of a person based on his/her physiological or behavioral characteristics. This method of identification is preferred over traditional methods involving passwords and personal identification numbers ("PINs")for various reasons: (i) the person to be identified is required to be physically present at the point of identification to be identification; (ii) identification based on biometric techniques obviates the need to remember a password or carry a token. By replacing PINs, biometric techniques can potentially prevent unauthorized access to or fraudulent use of cellular phones, SmartCards, desktop PCs, workstations and computer networks. It can be used during transactions conducted via telephone and Internet (e-commerce and e-banking). In automobiles, biometrics could replace keys-less entry devices.

      PINs and passwords may be forgotten, and token-based methods of identification, e.g., passports and driver's licenses, may be forged, stolen or lost. Various types of biometric systems are being used for real-time identification, with the most popular based on face recognition and fingerprint matching. Other biometric systems utilize iris and retinal scanning, speech, facial thermograms and hand geometry.

      A biometric system is essentially a pattern recognition system, which makes a personal identification by determining the authenticity of a specific physiological or behavioral characteristic possessed by the user. An important issue in designing a practical system is to determine how an individual is identified.

      There are two different ways to resolve a person's identity: verification and identification. Verification (Am I whom I claim I am?) involves confirming or denying a person's claimed identity. In identification, one has to establish a person's identity (Who am I?).

The SmartMetric SmartCard

      The SmartMetric biometric SmartCard, an intelligent cryptographic platform, is a credit-card sized plastic card embedded with an integrated circuit chip and biometric fingerprint sensor. While we have completed a prototype of this card, we have not yet begun to manufacture. The SmartMetric SmartCard has been designed to provide not only memory capacity, but also computational capability along with secure non-refutable identification of the user. We believe that the self-containment of SmartMetric's SmartCard will make it substantially resistant to attack, as it will not need to depend upon potentially vulnerable external resources. Because of this characteristic, we expect that the SmartMetric SmartCard may be used in different applications which require strong security protection and authentication.

      The physical structure of a SmartCard is specified by the International Standards Organization ("ISO") 7810, 7816/1 and 7816/2. Generally, it is made up of three elements. The plastic card is the most basic one and has the dimensions of 85.60mm x 53.98 x 0.80mm. A printed circuit and an integrated circuit chip are embedded on the card.

      In the SmartMetric SmartCard the printed circuit conforms to ISO standard 7816/3 which provides five connection points for power and data. It will be hermetically fixed in the recess provided for the card and will be burned onto the circuit chip, filled with a conductive material and sealed with contracts protruding. The printed circuit is a part of, and not distinct from, the SmartCard. The printed circuit will protect the circuit chip from mechanical stress and static electricity. Communication with the chip will be accomplished through contacts that overlay the printed circuit. The integrated circuit chip defines the capability of a smart chip. Typically, an integrated circuit chip consists of a microprocessor, read only memory (ROM), non-static random access memory and electrically erasable programmable read only memory which will retain its state when the power is removed. The current circuit chip is made from silicon, which is not flexible and particularly easy to break. In order to avoid breakage when the card is bent, the chip is restricted to only a few millimeters in size.

      Furthermore, the physical interface which allows data exchange between the integrated circuit chip and the card acceptor device will be limited to 9600 bits per second. The communication line is intended to be a bi-directional serial transmission line, which conforms to ISO standard 7816/3. All the data exchanges will be under the control of the central processing unit in the integrated circuit chip. Card commands and input data will be sent to the chip that responds with status words and output data upon the receipt of these commands and data. Information will be sent in half duplex mode (transmission of data is in one direction at a time). This protocol, together with the restriction of the bit rate, is designed to prevent massive data attack on the card.

      In general, the size, the thickness and bend requirements for the SmartCard were designed to protect the card from being spoiled physically. However, this also limits the memory and processing resources that may be placed on the card. In the past, industry participants have encountered particular difficulty in attempting to integrate high memory chips and finger sensor technology that will withstand both the size constraints and physical daily usage such as bending in a user's wallet sitting in his back pocket. We believe SmartMetric has met and overcome the physical demands of the credit card to produce what is a powerful on-card computer processor with state-of-the-art biometric technology. However, we believe that additional engineering is necessary to reduce the size to the circuitry of the SmartCard prototype. We anticipate such engineering to cost $50,000. We expect that such re-engineering will be complete within 90 days after receipt of the Minimum Offering proceeds.

The Patent

      Applied Cryptology, Inc., a company owned and controlled by Colin Hendrick, President and CEO of SmartMetric, owns a patent for a SmartCard process. This patent has been licensed to SmartMetric.

      The patent asserts claims to the following processes:

      o A system for managing digital rights of digital content over a network.

      o A data card contains user information including digital rights information specific to a users, the data card having memory component for enabling information to be stored within the data card.

      o A data card reader is adapted to access the user information contained on the data card when the data card is in communication with a card reading device.

      o A data processor in communication with the data card reader is adapted to be connected to the network.

      o An application program resides on the memory component of the data card, the application program being configured to operate in conjunction with a universal language for creating and controlling digital rights, to manage user rights of the digital content available on the network based on the digital rights information specific to the user which is contained on the data card.

License Agreements

      On August 1, 2004, SmartMetric entered into a license agreement with Applied Cryptology, Inc., a Nevada corporation which is owner of certain technology for which a patent was issued from the United States. Pursuant to the license agreement, SmartMetric has the right to make use of this technology for the purpose of developing software and systems to be used by SmartMetric to provide certain applications including any or all of the following: 1) secure transactions over the Internet from home and office computers; 2) an automatic method for connecting to remote computers; 3) a method of developing targeted advertising to home and/or office computers; 4) identity verification and access control as provided for in the patent. Colin Hendrick, President, Chief Executive Officer and Chairman of the Board of Directors of SmartMetric, is the sole officer and shareholder of Applied Cryptology, Inc.

      Pursuant to this license agreement, Applied Cryptology, Inc. will receive 2% of all revenues generated by SmartMetric on products which utilize this patented technology. The license fee will be paid on a quarterly basis based on revenues received during that quarter. The license fee shall be due within 45 days of the end of each quarter. In the event no revenues were generated through the use of any of the licensed patents during a given quarter, no money shall be owed Applied Cryptology, Inc. for such quarter. Late license fees shall accrue interest at a rate of 2% per quarter. Applied Cryptology, Inc. may rescind the license agreement and reclaim all rights and interest in the patents if certain events, such as SmartMetric's filing for bankruptcy protection or reorganization, occur.

      This license agreement will remain in effect for the lives of the patent. SmartMetric may utilize their patented technological applications anywhere in the world without limitation.

Competition

      SmartMetric is a company involved in identity management. This industry is dominated by several large international corporations such as BioNetrix, Keyware, Genplus and Precise Biometrics, all of which manufacture and/or distribute and market identity management products. These companies and many others are more established than SmartMetric, which will put it at a competitive disadvantage. For example, Precise Biometrics, a company whose stock is listed on the Stockholm stock exchange, sells products which utilize its patented biometric fingerprint authentication technology which allows it to isolate the characteristic features of a human fingerprint and to match such features with a stored template to secure identity. However, Precise Biometrics is publicly traded and better funded then SmartMetric, and thus better known. SmartMetric's licensed patent allows for such data to be stored on a credit card sized device; however, SmartMetric only has a prototype of its SmartCard.

      BioNetrix offers a solution for systems security - user authentication and sign on. This company was found in 1997.

      SmartMetric is a newcomer to this industry, with no proven track record and an untested product. We are not as well known as our potential competitors, nor are we certain our SmartCard will work as intended or that it will meet clients' needs. We are at a competitive disadvantage when compared to those better known, better funded and experienced identity management companies. SmartMetric will be competing with these as well as smaller and mid-size identity management manufactures, distributors, and developers. Facilities

      The company currently uses office space provided by its president at no cost to the company. SmartMetric will start paying rent for this space upon successful completion of the public offering.

      In November 2004, SmartMetric executed a lease agreement for office space in Aventura, Florida. This agreement provides for a monthly rental fee of $800 and an initial term of six months, ending May 31, 2005. Unless SmartMetric notifies the lessor of its intent to terminate the lease at least 60 days prior to the termination date (which notification was not made), it automatically renews for additional one-year terms.

Employees

      SmartMetric currently has 1 full time employee: Colin Hendrick. Mr. Hendrick does not belong to any unions.

                                   MANAGEMENT

Directors and Executive Officers

Set forth below is certain information regarding the directors and executive officers of SmartMetric.

NAME                                   AGE            POSITION WITH THE COMPANY
---------------------------------------------------------------------------------------------------------
Colin Hendrick                          48            President, Chief Executive Officer, Chief Financial
314 Brooklyn Avenue Brooklyn, New                     Officer and Chairman of the Board
York 11213

Peter Sleep                             59            Secretary, and Director
3 Bernadette Court
East Doncaster, Victoria Australia

Joseph Katzman                          47            Director
790 Montgomery Street
Brooklyn, New York 11213

                                    BIOGRAPHY

      COLLIN HENDRICK, has been President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of SmartMetric since the Company's inception in 2002. He has served as President and CEO of Smart Micro Chip, Inc., an Australian corporation from 2000 to 2002. From 1999 to 2001, Mr. Hendrick was President and Chief Executive Officer of Smarticom Inc. and Fast Econ, Inc., Australian corporations. From 1994 to 1998, Mr. Hendrick served as executive officer of Applied Computing Science (Australia), an Australian company involved in e-commerce systems, research and development. Mr. Hendrick attended Dandenong College in Australia.

      PETER SLEEP, has been Secretary and a director of SmartMetric since January 2003. From November 1996 to January 2003, Mr. Sleep was Vice President of Smart MicroChip, Inc., an Australian corporation. Mr. Sleep attended Brunswick Technology School and Footscray College, both located in Australia.

      JOSEPH KATZMAN, has been a director of SmartMetric since January 2003. Since 1993, he has been host and executive producer of A Cable To Jewish Life, a television talk show. From 1991 to 2000, he was the New York office administrator of congregation Yeshiva Tomchei Tmimim Lubavitch. Mr. Katzman is a graduate of KfarChabad and the Rabinical College of Canada.

Executive Compensation

      The  following  summary   compensation   table  sets  forth   compensation
information for services performed during the fiscal years ended June 30, 2003 and 2004 by SmartMetric 's executive officers.

                           SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL          FISCAL        ANNUAL
POSITION                    YEAR          COMPENSATION
------------------------------------------------------

Collin Hendrick (1)           2003                  $0
                              2004                  $0

Peter Sleep                   2003                  $0
                              2004                  $0

----------
(1) SmartMetric has entered into an employment agreement with Mr. Hendrick. Pursuant to SmartMetric's one-year employment agreement with Mr. Hendrick, he shall receive an annual salary of $170,000, which shall commence upon SmartMetric's achieving $1,000,000 in sales revenues. Commencing January 1, 2005, Mr. Hendrick shall begin accruing an annual salary of $170,000. Prior to SmartMetric's achieving $1,000,000 in sales revenues, SmartMetric may pay Mr. Hendrick a salary of 25% of offering proceeds received from this or subsequent offerings, up to $170,000. Mr. Hendrick is eligible for an annual bonus based on certain performance criteria to be determined by a Compensation Committee of the board of directors at a later date. The Compensation Committee shall be comprised of at least three directors, the majority of whom shall be independent. Mr. Hendrick's employment may be terminated for cause at any time and may be renewed upon mutual agreement of SmartMetric and Mr. Hendrick. According to the employment agreement, any inventions, ideas, disclosures and improvements made or conceived by Mr. Hendrick during his employment, including adoptions and improvements to existing patents, shall be the property of Mr. Hendrick.


                            DESCRIPTION OF SECURITIES

Common Stock

      SmartMetric is authorized to issue 95,000,000 shares of common stock, $.001 par value, of which 50,000,000 have been designated Class A common stock. The Class A common stock and the common stock are identical. There are 50,000,000 Class A common stock outstanding, and 8,721,094 shares of otherwise undesignated common stock issued and outstanding as of March 31, 2005. Each outstanding share of common stock of SmartMetric is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders. Unless otherwise indicated, reference to "common stock" includes both the Class A common stock and undesignated common stock.

      Holders of common stock will be entitled to dividends if dividends are declared by the board of directors. Holders are not entitled to any preemptive rights.

      The holders of shares of SmartMetric do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of SmartMetric's directors. SmartMetric's current shareholders will own approximately 99.4% of the common shares outstanding after the minimum offering and 89.8% after the maximum offering. This does not take into account the sale of the selling shareholders' shares. Assuming sale of selling shareholders' shares, Colin Hendrick, CEO, President and Chairman of SmartMetric will control 79.6% after the Minimum Offering and 71.9% after the Maximum Offering.

      SmartMetric may adopt an employee stock option plan in the future.

Preferred Stock

      SmartMetric is authorized to issue 5,000,000 shares of preferred stock, $.01par value. The preferred stock may be issued in one or more series and with such designations, rights, preference, privileges, qualifications, limitations and restrictions as shall be stated and expressed in a resolution of the Board of Directors providing for the creation and issuance of such preferred stock. There are no shares of preferred stock issued or outstanding and SmartMetric has no plans to issue shares of its authorized preferred stock.

                                    DIVIDENDS

      SmartMetric has paid no dividends to date, and does not intend to pay dividends in the near future.

                                 TRANSFER AGENT

      SmartMetric has appointed Olde Monmouth Stock Transfer to serve as Transfer Agent.


                             PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the SmartMetric's common stock as of the date of this prospectus by (i) each person known to SmartMetric to beneficially own 5% or more of SmartMetric's common stock, (ii) each director of SmartMetric and (iii) all directors and executive officers of SmartMetric as a group. All information with respect to beneficial ownership has been furnished to SmartMetric by the respective director, executive officer or 5% shareholder, as the case may be.



       NAME/ADDRESS                    NUMBER                              % AFTER
        BENEFICIAL                       OF           % BEFORE THE        THE MINIMUM              % AFTER
         OWNER(1)                      SHARES           OFFERING          OFFERING(2)      THE MAXIMUM OFFERING(2)
--------------------------         -------------      -------------       ------------     -----------------------
Colin Hendrick
314 Brooklyn Avenue
Brooklyn, New York 11213              49,500,000(3)          84.3%               83.8%                     75.7%


       NAME/ADDRESS                    NUMBER                              % AFTER
        BENEFICIAL                       OF           % BEFORE THE        THE MINIMUM              % AFTER
         OWNER(1)                      SHARES           OFFERING          OFFERING(2)      THE MAXIMUM OFFERING(2)
--------------------------         -------------      -------------       ------------     -----------------------
Peter Sleep
3 Bernadette Court
East Doncaster, Victoria
Australia                              1,060,000(4)           1.8%                1.8%                      1.6%

Joseph Katzman
790 Montgomery Street
Brooklyn, New York 11213                       0                0%                  0%                        0%

All Officers and Directors
as a Group (3 persons)                50,560,000             86.1%               85.6%                     77.3%


----------
(1) Each shareholder has sole voting and investment power with respect to his/her shares.
(2) Based on 59,054,427 shares to be outstanding after the Minimum Offering and 65,387,760 after the Maximum Offering.
(3) All shares held by Mr. Hendrick are Class A common stock and were transferred to Applied Cryptology, Inc., a Nevada corporation owned and controlled by Mr. Hendrick, in March 2005.
(4) Includes 500,000 shares owned by Trinity Trust. Mr. Sleep is trustee of the Trinity Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      SmartMetric was incorporated in the State of Nevada on December 18, 2002. In October 2003, SmartMetric sold 50,000,000 shares of common stock to its president and chief executive officer, Colin Hendrick, at $.001 per share for a total of $50,000. Between November 2003 and June 30, 2004 SmartMetric sold 8,560,257 shares to Mr. Hendrick at $0.01 per share for a total of $85,602.57. In August 2004, these 8,560,257 shares were assigned to approximately 600 people for no consideration. The transferees were all friends, family and business acquaintances of Mr. Hendrick. Mr. Hendrick distributed shares because he wanted to create a large shareholder base for SmartMetric.

      On August 1, 2004, SmartMetric entered into a license agreement with Applied Cryptology, Inc., a company owned and controlled by Colin Hendrick, President and CEO of SmartMetric, pursuant to which Applied Cryptology, Inc. has agreed to license a patent then -pending owned by that company. Applied Cryptology, Inc. shall receive a license fee of the greater of 2% of the sales price of any licensed product or the fair market value of any license products. SmartMetric believes the license agreement is on terms at least as favorable to SmartMetric as those it would expect to negotiate with unaffiliated party.

                                  LEGAL MATTERS

      An opinion as to the validity of the securities offered hereby has been passed upon for SmartMetric by Schonfeld & Weinstein, L.L.P., 80 Wall Street, Suite 815, New York, New York, counsel to SmartMetric. Schonfeld & Weinstein, L.L.P. is a shareholder of SmartMetric. Schonfeld & Weinstein, L.L.P. consents to the use of its name in this registration statement.

                                     EXPERTS

      The consolidated balance sheets of SmartMetric as of June 30, 2004 and June 30, 2003, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended June 30, 2004 and for the period December 18, 2002 to June 30, 2003 included in this Prospectus and incorporated by reference in the registration statement, have been audited by Michael T. Studer, CPA, PC, independent auditor, as stated in his report appearing in this prospectus and incorporated by reference in the registration statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Michael T. Studer, CPA, PC consents to the use of his name in this registration statement.

                                                SELLING SHAREHOLDERS

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
A. S. P. Pty Ltd(1)                                       7,662             7,662                 0              0%
--------------------------------------------------------------------------------------------------------------------
Aberg Ann-Sophie                                          4,000             4,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Abingdon Engineering Services Super Fund(2)               4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ahern Lynne Robyn                                         7,313             7,313                 0              0%
--------------------------------------------------------------------------------------------------------------------
Alan Brian & Robyn May Stevens                            2,430             2,430                 0              0%
--------------------------------------------------------------------------------------------------------------------
Allanach Jack                                             8,100             8,100                 0              0%
--------------------------------------------------------------------------------------------------------------------
Allanach Verena S                                         8,100             8,100                 0              0%
--------------------------------------------------------------------------------------------------------------------
Allum Jeanette                                            5,160             5,160                 0              0%
--------------------------------------------------------------------------------------------------------------------
Anderson Jason R                                          1,883             1,883                 0              0%
--------------------------------------------------------------------------------------------------------------------
Anderson Kelly                                            1,883             1,883                 0              0%
--------------------------------------------------------------------------------------------------------------------
Anderson Shane                                            1,883             1,883                 0              0%
--------------------------------------------------------------------------------------------------------------------
Anderson Tiger & Julie-Ann                              131,663           131,663                 0              0%
--------------------------------------------------------------------------------------------------------------------
Applied MicroMedia Pty Ltd(3)                            32,500            32,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Applied Cryptology, Inc. (51)                        49,500,000         2,500,000        47,000,000           71.9%
--------------------------------------------------------------------------------------------------------------------
Atkins Peter                                              9,600             9,600                 0              0%
--------------------------------------------------------------------------------------------------------------------
Auaform Pty Ltd(4)                                        6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bain Kenneth(42)                                         79,500            79,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bains Alan                                                7,500             7,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Baker Carol Lorain                                        1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Baker Diana Lillian & McNeill Peter Douglas               5,310             5,310                 0              0%
--------------------------------------------------------------------------------------------------------------------
Baker Karlene Joy (Jaeger)                                6,200             6,200                 0              0%
--------------------------------------------------------------------------------------------------------------------
Balding Joan                                              3,240             3,240                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ballis Trudy                                             25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bambridge Shirley & Harold                                1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Banfield Jennifer                                        63,627            63,627                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bartlett Trevor & Nola                                    2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bassett Christopher                                       4,860             4,860                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bassett Jason                                             4,860             4,860                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bassett Noelle                                           70,565            70,565                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bassie-Wade Lucy                                          3,200             3,200                 0              0%
--------------------------------------------------------------------------------------------------------------------
Beaton Esther & Gleitzman Nicholas                        1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Beatty Dennis                                             3,000             3,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Belot Matthew                                            16,000            16,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bendick Robin                                             2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bettson Julie Gay                                         8,910             8,910                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bevilacqua Maureen                                        7,632             7,632                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bird Geoffery J.                                          6,500             6,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Black Shamrock Investments(5)                             6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bloom Jerome                                             30,000            30,000                 0              0%
--------------------------------------------------------------------------------------------------------------------

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
Bodnant Investments Pty Ltd(6)                            7,000             7,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Boniello Liz                                              1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Booth Jennifer                                            1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Booth Jennifer & John Norris                              7,662             7,662                 0              0%
--------------------------------------------------------------------------------------------------------------------
Booth Sandra                                             55,580            55,580                 0              0%
--------------------------------------------------------------------------------------------------------------------
Borel Noel & Susan                                        2,001             2,001                 0              0%
--------------------------------------------------------------------------------------------------------------------
Borel Susan                                               2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Bourke Ronia M.                                           1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Braun Norman                                             25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Brodie Gary I.                                            2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Brown Rosemary & Simon Hennessey                          9,120             9,120                 0              0%
--------------------------------------------------------------------------------------------------------------------
Burrows Rita                                              1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Burston Andrew & Julie                                   12,150            12,150                 0              0%
--------------------------------------------------------------------------------------------------------------------
Byarmi Pty Ltd(53)                                       32,500            32,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cartledge Russell & Lynette                               6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Case Beverly                                             63,262            63,262                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cavallo Celestino                                         7,908             7,908                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cavallo Superannuation Fund(7)                            4,500             4,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cerniauakas John James                                      405               405                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cerniauskas Angela Kate                                     405               405                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cerniauskas Clare Mary                                      405               405                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cerniauskas Denise & John Henry                           7,695             7,695                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cerniauskas Mark Peter                                      405               405                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cerniauskas Monica Helen                                    405               405                 0              0%
--------------------------------------------------------------------------------------------------------------------
Chell David                                               3,200             3,200                 0              0%
--------------------------------------------------------------------------------------------------------------------
Chevallier Courtney                                       5,262             5,262                 0              0%
--------------------------------------------------------------------------------------------------------------------
Chittock Claire                                           2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Christie Colin & Robyn                                    1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Church Lesley                                             4,800             4,800                 0              0%
--------------------------------------------------------------------------------------------------------------------
Churcher Ron                                              3,840             3,840                 0              0%
--------------------------------------------------------------------------------------------------------------------
Colborne Glen                                            15,000            15,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Colleen R. King Pty Ltd.(54)                            171,291           171,291                 0              0%
--------------------------------------------------------------------------------------------------------------------
Coleman Anne Christine & Joseph Stuart                    6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Colhoun William                                           1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Collins Joshua Lucas                                        540               540                 0              0%
--------------------------------------------------------------------------------------------------------------------
Conners Matthew                                          30,000            30,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Connors Deirdre                                          15,000            15,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cooper Ronald                                           104,145           104,145                 0              0%
--------------------------------------------------------------------------------------------------------------------
Corrigan Lorie                                            1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Craddock Diana                                            9,789             9,789                 0              0%
--------------------------------------------------------------------------------------------------------------------
Craig Phillip & Wilding Monique Maree                     7,514             7,514                 0              0%
--------------------------------------------------------------------------------------------------------------------
Crilly Caroline                                           2,192             2,192                 0              0%
--------------------------------------------------------------------------------------------------------------------
Crisp Holdings Pty Ltd(8)                               180,000           180,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Crocket Elizabeth                                         2,430             2,430                 0              0%
--------------------------------------------------------------------------------------------------------------------
Crompton Patricia                                         2,880             2,880                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cullan Patricia Deirdre                                   5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Cunningham Judith                                         2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Czermak Herbert                                          25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Daly Linda                                                1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
Dangar John                                             412,179           412,179                 0              0%
--------------------------------------------------------------------------------------------------------------------
Dangar Robyn C. A.                                      205,307           205,307                 0              0%
--------------------------------------------------------------------------------------------------------------------
Davis Garry                                               4,330             4,330                 0              0%
--------------------------------------------------------------------------------------------------------------------
Davis Garry & Sandra                                      7,329             7,329                 0              0%
--------------------------------------------------------------------------------------------------------------------
Day by Day Charter (St.Germain)(9)                       91,000            91,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
de Villeneuve Christine                                  11,850            11,850                 0              0%
--------------------------------------------------------------------------------------------------------------------
Dickes David                                              5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ditton Hector                                             4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Dolle Christine                                           2,100             2,100                 0              0%
--------------------------------------------------------------------------------------------------------------------
Doncon Kathryn                                            1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Drury Suzanne                                             6,309             6,309                 0              0%
--------------------------------------------------------------------------------------------------------------------
Dyer Brett Anthony                                        1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Dyer Grant Andrew                                         1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Dyer Shelly Anne                                          1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Dyer William & Vicki                                     19,440            19,440                 0              0%
--------------------------------------------------------------------------------------------------------------------
Dyson Mark & Elaine                                       1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Edwards Mark(10)                                         11,187            11,187                 0              0%
--------------------------------------------------------------------------------------------------------------------
Mark Edwards & Jenny Lee Stone                           18,000            18,000                 0              0%
Superannuation Fund(10)
--------------------------------------------------------------------------------------------------------------------
Eggeling Philip John                                      1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Eggeling Yvonne & McKeown Brendan                         1,782             1,782                 0              0%
--------------------------------------------------------------------------------------------------------------------
Eisman Levine Lehrhaupt & Kakoyiannis P.C.(11)          500,000           500,000                 0              0%
(52)
--------------------------------------------------------------------------------------------------------------------
Eledman Alex                                             25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Erikson Penelopie                                         1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Fagan Fiona Elizabethe                                   19,200            19,200                 0              0%
--------------------------------------------------------------------------------------------------------------------
Fagan Melissa Jane                                        9,600             9,600                 0              0%
--------------------------------------------------------------------------------------------------------------------
Fagan Roslyn Jill                                        14,851            14,851                 0              0%
--------------------------------------------------------------------------------------------------------------------
Fagan Shane Kelso                                         9,600             9,600                 0              0%
--------------------------------------------------------------------------------------------------------------------
Fakhri John                                              13,000            13,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Farrugia Beverley                                         3,000             3,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Favaloro Vincent                                          7,500             7,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Fiala Bohumir                                            40,200            40,200                 0              0%
--------------------------------------------------------------------------------------------------------------------
Finch Russell                                            12,900            12,900                 0              0%
--------------------------------------------------------------------------------------------------------------------
Flack Leanne                                              2,001             2,001                 0              0%
--------------------------------------------------------------------------------------------------------------------
Francill Patricia                                        25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Freeman Belinda                                           1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Frost Jean                                                5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Frykberg Kimberly                                         6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Furdan Pty Ltd(12)                                       41,405            41,405                 0              0%
--------------------------------------------------------------------------------------------------------------------
G. D. & Co Nominees Pty Ltd(13)                         102,750           102,750                 0              0%
--------------------------------------------------------------------------------------------------------------------
Gaby Ann                                                  4,050             4,050                 0
--------------------------------------------------------------------------------------------------------------------
Gagen John(24)                                            4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
The Garvin Family Trust(14)                               3,831             3,831                 0              0%
--------------------------------------------------------------------------------------------------------------------
Gawne Graham                                              7,500             7,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Gawne Graham & Julie Robinson                             2,400             2,400                 0              0%
--------------------------------------------------------------------------------------------------------------------
Gibbons John Richard                                     83,925            83,925                 0              0%
--------------------------------------------------------------------------------------------------------------------
Giddey Colleen                                              810               810                 0              0%
--------------------------------------------------------------------------------------------------------------------
Giddey Kim                                                  810               810                 0              0%
--------------------------------------------------------------------------------------------------------------------

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
Glinatsis Nick & Maria                                    1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Godin Marie-France                                        5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Godin Marie-France & Stephen Kossew                       3,600             3,600                 0              0%
--------------------------------------------------------------------------------------------------------------------
Goodger Duane Edward                                      1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Goodger Peter                                             1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Goodger Peter John & Susan Rosemary                       4,455             4,455                 0              0%
--------------------------------------------------------------------------------------------------------------------
Gordon Robert                                            18,364            18,364                 0              0%
--------------------------------------------------------------------------------------------------------------------
Gray Simon                                                4,820             4,820                 0              0%
--------------------------------------------------------------------------------------------------------------------
Greenlaw Denise                                           9,600             9,600                 0              0%
--------------------------------------------------------------------------------------------------------------------
Greenlaw Rafe A.                                          6,948             6,948                 0              0%
--------------------------------------------------------------------------------------------------------------------
Greenwell Denise                                          2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Greg Baker & Associates(15)                               8,034             8,034                 0              0%
--------------------------------------------------------------------------------------------------------------------
Gridley Kirsten                                           5,254             5,254                 0              0%
--------------------------------------------------------------------------------------------------------------------
Grima Trica                                              32,550            32,550                 0              0%
--------------------------------------------------------------------------------------------------------------------
Grove David                                              14,100            14,100                 0              0%
--------------------------------------------------------------------------------------------------------------------
Guest Laurence                                            2,400             2,400                 0              0%
--------------------------------------------------------------------------------------------------------------------
Guinan Patrick                                            3,240             3,240                 0              0%
--------------------------------------------------------------------------------------------------------------------
Gummer Peter & Kim Murray                                 4,713             4,713                 0              0%
--------------------------------------------------------------------------------------------------------------------
Gutnick Abraham                                          65,000            65,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hadlow William & Lynda                                   12,800            12,800                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hall Timothy David                                        2,250             2,250                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hamilton Elizabeth                                       10,000            10,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hamilton Nicholas                                         5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hamilton Peter & Christine                                6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hardy Sarah Louise                                        1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Harmelink Milton                                          2,880             2,880                 0              0%
--------------------------------------------------------------------------------------------------------------------
Harrington Olga                                           4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Havenstein Geoffery William(24)                           4,800             4,800                 0              0%
--------------------------------------------------------------------------------------------------------------------
Headley Lyn                                               4,755             4,755                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hehir Veronica Heather                                   21,620            21,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hehir Robert Michael                                        500               500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Heindke Juergan & Kay                                    48,000            48,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Heindke Kay                                               7,514             7,514                 0              0%
--------------------------------------------------------------------------------------------------------------------
Henley Margaret                                           2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hershman Dwight & Michelle                               15,000            15,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hess Martin                                               1,530             1,530                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hickey John                                              13,650            13,650                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hilton Ross & Judith Ann Jullienne                        1,980             1,980                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hobbs Vivieene Jean                                       3,831             3,831                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hogarth Christopher                                       2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Hollier Daphne                                            9,000             9,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Howe Sarah, Paul & James                                  2,325             2,325                 0              0%
--------------------------------------------------------------------------------------------------------------------
Iddles Susan                                             20,893            20,893                 0              0%
--------------------------------------------------------------------------------------------------------------------
Intec Products Asia Ltd(16)                             118,160           118,160                 0              0%
--------------------------------------------------------------------------------------------------------------------
Isaacs Jennifer                                           4,000             4,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ivanovic Dragan                                           3,162             3,162                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ivanovic Milica                                           1,259             1,259                 0              0%
--------------------------------------------------------------------------------------------------------------------
James Cassandra                                           2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
Jarberg Investments(17)                                  15,000            15,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Johnson Sheila                                            2,400             2,400                 0              0%
--------------------------------------------------------------------------------------------------------------------
Joss Paula                                                1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Jullienne Ross                                            2,712             2,712                 0              0%
--------------------------------------------------------------------------------------------------------------------
Just Amo Pty Ltd(18)                                     30,150            30,150                 0              0%
--------------------------------------------------------------------------------------------------------------------
Just Solar Pty Ltd(19)                                    6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kahn Daniel G. & Orenstein Shira L.                      20,000            20,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kai Lau Wing                                             15,000            15,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kalfus Marcel                                            50,000            50,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kalsow Kyle                                               1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kalsow Matthew                                            1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kanarek Sol & Miriam                                     25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Katz Maurice                                             25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kazakas Ugi                                               1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kean Jennifer                                             1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Keans Heather                                             4,750             4,750                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kelly Superannuation Fund(20)                             8,430             8,430                 0              0%
--------------------------------------------------------------------------------------------------------------------
Keys Maggie                                               8,547             8,547                 0              0%
--------------------------------------------------------------------------------------------------------------------
King Tanya                                                3,000             3,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Knowles Louise                                            3,717             3,717                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kolb Kerstin                                              5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Kramar Pty Ltd(21)                                        3,000             3,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lachman Ben & Hedy                                       25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lai Iris                                                 50,000            50,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lamplough Pension Fund(22)                               26,343            26,343                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lamplough Philip Grant(22)(24)(32)                        8,190             8,190                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lamplough Philip Grant & Susan Lesley(22)(32)            19,350            19,350                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lamplough Winsome Russell                                17,700            17,700                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lang John Gregory                                         6,400             6,400                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lawrence Sandra                                          20,000            20,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lawson Henry & Joan                                       9,750             9,750                 0              0%
--------------------------------------------------------------------------------------------------------------------
Layton Anne                                               2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lee Kyung                                                25,040            25,040                 0              0%
--------------------------------------------------------------------------------------------------------------------
Leeden Christine Rosney                                   1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lees Paul S.                                              1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lemuel Investments Ltd(23)                              143,000           143,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lenz Janette                                              2,001             2,001                 0              0%
--------------------------------------------------------------------------------------------------------------------
Leo Robert                                               29,250            29,250                 0              0%
--------------------------------------------------------------------------------------------------------------------
Leonard Bradley James                                     5,236             5,236                 0              0%
--------------------------------------------------------------------------------------------------------------------
Leonard Susanne                                           2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Leonard Susanne & Ronald                                   2000              2000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Leonard Ronald                                            2,376             2,376                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lieshout Christine Elizabeth                              6,720             6,720                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lifetrack Financial Services(24)                          9,900             9,900                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lowit Lydia                                               4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Lydiard Virginia                                          2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
M.E.G Holdings Superannuation Fund(25)                   70,000            70,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Macallum Henry Colin                                     12,000            12,000                 0              0%
--------------------------------------------------------------------------------------------------------------------

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
Madison Matria                                            1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Maher Geoffery Russell & Kerri Maries                     6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Mahony Evelyn Clair                                       2,719             2,719                 0              0%
--------------------------------------------------------------------------------------------------------------------
Mannix Nicole M.                                          1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Marilyn A Sullivan Superannuation Fund(26)                7,662             7,662                 0              0%
--------------------------------------------------------------------------------------------------------------------
Marr Pauline Francis                                      3,000             3,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Marsh Timothy B.                                          3,000             3,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Martin Julie Anne                                        45,000            45,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Martin Keith                                              4,030             4,030                 0              0%
--------------------------------------------------------------------------------------------------------------------
Matthews Christine P.                                     1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
McCarthy John T. & Laurel M.                              7,662             7,662                 0              0%
--------------------------------------------------------------------------------------------------------------------
McCotter Andrew                                           2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
McCurtayne Michael                                        1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
McGuire Ross A.                                          12,308            12,308                 0              0%
--------------------------------------------------------------------------------------------------------------------
McIlquham Allan                                           7,420             7,420                 0              0%
--------------------------------------------------------------------------------------------------------------------
McKee Fletcher                                            6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
McLean Cheryl                                             4,718             4,718                 0              0%
--------------------------------------------------------------------------------------------------------------------
McLean Graeme                                             4,500             4,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
McLeland Linda                                            2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
McLeland Pamela H.                                        6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
McLeland Sally                                            1,924             1,924                 0              0%
--------------------------------------------------------------------------------------------------------------------
McLlquham Elaine                                          2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
McNally Michael John & Kirstine Jane                      3,240             3,240                 0              0%
--------------------------------------------------------------------------------------------------------------------
McNamara Clare                                            6,620             6,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
McNamarra Patricia                                        4,000             4,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
McRea Monica                                              2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Merchandising Solutions Australia Pty                     4,200             4,200                 0
Limited(27)
--------------------------------------------------------------------------------------------------------------------
Merlin Glen Pty Ltd(28)                                  14,300            14,300                 0              0%
--------------------------------------------------------------------------------------------------------------------
Metz Dennis                                              30,000            30,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Milne Brook N. N.                                         1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Milne Margaret L.                                        45,490            45,490                 0              0%
--------------------------------------------------------------------------------------------------------------------
Mitchell Samantha                                         1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Mitchell Susan                                            3,240             3,240                 0              0%
--------------------------------------------------------------------------------------------------------------------
Mojo Productions Pty Ltd(29)                             30,150            30,150                 0              0%
--------------------------------------------------------------------------------------------------------------------
Monks Helga                                               9,600             9,600                 0              0%
--------------------------------------------------------------------------------------------------------------------
Mordey Shirley                                           60,000            60,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Moree Robert                                              7,680             7,680                 0              0%
--------------------------------------------------------------------------------------------------------------------
Motida Nominees Pty Ltd(30)                               6,548             6,548                 0              0%
--------------------------------------------------------------------------------------------------------------------
Mullinger Julie                                           2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Murphy Jonathan                                          10,863            10,863                 0              0%
--------------------------------------------------------------------------------------------------------------------
Murphy Peter & Kathleen                                   4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Musgrave Leonie, Susan Scott,                             2,301             2,301                 0              0%
Graham Ravenswood
--------------------------------------------------------------------------------------------------------------------
Myall Alan                                                9,600             9,600                 0              0%
--------------------------------------------------------------------------------------------------------------------
Myers Justine                                             1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Myes Elizabeth                                            2,430             2,430                 0              0%
--------------------------------------------------------------------------------------------------------------------
Nairn Cheryl                                              2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Nairn Maurice                                             2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
Nairn Ross                                                2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Nairns John & Jennifer                                    1,000             1,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Neal Vanessa                                              1,883             1,883                 0              0%
--------------------------------------------------------------------------------------------------------------------
Neates David                                             32,500            32,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Neyenhuizen Elisabeth                                     4,000             4,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Nicholls Leigh                                           19,650            19,650                 0              0%
--------------------------------------------------------------------------------------------------------------------
Nicholson Ian                                             5,500             5,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Noonan William                                            1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Nydegger Christine                                       16,589            16,589                 0              0%
--------------------------------------------------------------------------------------------------------------------
O'Hare Kathleen Lilian                                    9,431             9,431                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ollerenshaw Lore                                          1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Olver Akash                                              17,400            17,400                 0              0%
--------------------------------------------------------------------------------------------------------------------
O'Neil Robert                                            19,500            19,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Palmer Caryl                                             11,000            11,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Parameters (Mitchell) Staff Benefit Fund(31)             45,000            45,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Parrett Gregory Matthew                                  98,687            98,687                 0              0%
--------------------------------------------------------------------------------------------------------------------
Parrett Ronald                                            1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Pawson Bruce                                              2,430             2,430                 0              0%
--------------------------------------------------------------------------------------------------------------------
Pearson Judith P.                                         6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Pearson Patricia                                            810               810                 0
--------------------------------------------------------------------------------------------------------------------
Pemberton Debbie Elaine & Allen John                      1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Pereira Benjamin Willem                                   2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Pereira Roman Joshua                                      2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Peterson Geoff                                           42,000            42,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
PG Lamplough Pty Ltd(32)                                  4,800             4,800                 0              0%
--------------------------------------------------------------------------------------------------------------------
Phillips Ian R.                                           5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Pointon Alan Arthur                                       1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Post 'N Save Prints(33)                                  45,000            45,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Poulos Con                                                9,175             9,175                 0              0%
--------------------------------------------------------------------------------------------------------------------
Prerau Greg                                               2,001             2,001                 0              0%
--------------------------------------------------------------------------------------------------------------------
Preston David W.                                          1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Price Lesley                                             85,833            85,833                 0              0%
--------------------------------------------------------------------------------------------------------------------
Pronk Martin Adrin                                        8,100             8,100                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ratcliffe Barbara                                         5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ratcliffe Peter & Judy                                    3,240             3,240                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ray Ashley                                                1,883             1,883                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ray Emma                                                  1,883             1,883                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ray Tim                                                   1,883             1,883                 0              0%
--------------------------------------------------------------------------------------------------------------------
Redelvo Pty Ltd(34)                                       1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Reich Jules                                              50,000            50,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Reinkowsky Janet                                          1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Renfew Robert & Narelle                                   6,900             6,900                 0              0%
--------------------------------------------------------------------------------------------------------------------
Res Bella Pty Ltd Superannuation Fund(35)                10,500            10,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Resch Marcia                                              9,600             9,600                 0              0%
--------------------------------------------------------------------------------------------------------------------
Riches Terance John                                       3,831             3,831                 0              0%
--------------------------------------------------------------------------------------------------------------------
Richmond-Tanner Maia                                     12,662            12,662                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ritchie Henry George                                      1,000             1,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Robert Towers & Assc Pty Ltd.(36)                        26,644            26,644                 0              0%
--------------------------------------------------------------------------------------------------------------------
Robertson Barbara                                         2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
Robinson Ann                                              3,620             3,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Robson David                                             40,930            40,930                 0              0%
--------------------------------------------------------------------------------------------------------------------
Rollinson Jean                                            3,920             3,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ross Barbara                                              3,889             3,889                 0              0%
--------------------------------------------------------------------------------------------------------------------
Rottenberg Mark & Livia                                  25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Rowley Jill                                               4,800             4,800                 0              0%
--------------------------------------------------------------------------------------------------------------------
Rufus Denise M.                                           2,880             2,880                 0              0%
--------------------------------------------------------------------------------------------------------------------
Rushton Ben                                               4,880             4,880                 0              0%
--------------------------------------------------------------------------------------------------------------------
Rushton Sandra Ann                                       10,000            10,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Rushton Stephnie                                          2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Russell Wayne & Judith                                    1,500             1,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ruzohorsky Peter                                         40,000            40,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Ryan Ambrose                                             42,500            42,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Saint German Fashions(37)                                13,504            13,504                 0              0%
--------------------------------------------------------------------------------------------------------------------
Salm John                                                27,000            27,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Salz Ronald & Jillian(1)(24)                              7,662             7,662                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sargent Ian James                                         6,400             6,400                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sargent Murray                                            6,400             6,400                 0              0%
--------------------------------------------------------------------------------------------------------------------
Schemmer Kay                                              4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Schofield Andrew                                          9,750             9,750                 0              0%
--------------------------------------------------------------------------------------------------------------------
Schonfeld & Weinstein, L.L.P.(38)                     1,061,782         1,061,782                 0              0%
--------------------------------------------------------------------------------------------------------------------
Secerov Milan                                            17,421            17,421                 0              0%
--------------------------------------------------------------------------------------------------------------------
Selig Joseph & Sheila                                    25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sharma Maria                                              4,800             4,800                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sharp Kim                                                 2,430             2,430                 0              0%
--------------------------------------------------------------------------------------------------------------------
Shaw Barbara                                              7,529             7,529                 0              0%
--------------------------------------------------------------------------------------------------------------------
Shaw Jill                                                 2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Shaw Kelly                                                7,529             7,529                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sheedy Dawn                                               3,840             3,840                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sheedy Edward & Dawn                                      2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Shirley Wayne George                                        500               500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Siebrands Alda Lorene                                     5,250             5,250                 0              0%
--------------------------------------------------------------------------------------------------------------------
Silvasi Enterprises Pty Ltd(39)                           6,307             6,307                 0              0%
--------------------------------------------------------------------------------------------------------------------
Silverosa Patricia H.                                    15,267            15,267                 0              0%
--------------------------------------------------------------------------------------------------------------------
Simpson Ecila                                             1,000             1,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Singer Barry                                              6,500             6,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Skane William M.                                          1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sky Grace Pty Ltd(40)                                     4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sky Grace Pty Ltd                                         4,050             4,050                 0              0%
ATF The Willis Family Trust(40)
--------------------------------------------------------------------------------------------------------------------
Sleep Peter J.                                          560,000           560,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sloan David & Sandra                                      1,500             1,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Smallwood Leonie                                          1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Smallwood Lesley                                          2,025             2,025                 0              0%
--------------------------------------------------------------------------------------------------------------------
Smith & L.I. Superannuation Fund(41)                      7,662             7,662                 0              0%
--------------------------------------------------------------------------------------------------------------------
Smith Brian(45)                                           2,100             2,100                 0              0%
--------------------------------------------------------------------------------------------------------------------
Smith Duncan Boyd                                         1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Smith John                                                5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Smith John & Deborah                                      1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
Smith Naftali                                             5,000             5,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Smith Nicole                                              3,540             3,540                 0              0%
--------------------------------------------------------------------------------------------------------------------
Smith Ruth                                                1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sneesby Clayton                                          11,493            11,493                 0              0%
Jonathan & Courtney Taylor
--------------------------------------------------------------------------------------------------------------------
Southern Paul George                                     20,000            20,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Southwell Helen Susan                                    17,020            17,020                 0              0%
--------------------------------------------------------------------------------------------------------------------
Southwell Katie Maree                                     9,600             9,600                 0              0%
--------------------------------------------------------------------------------------------------------------------
Southwell Kim Louise                                      4,800             4,800                 0              0%
--------------------------------------------------------------------------------------------------------------------
Southwell Raymond John                                   26,620            26,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Southwell Tricia Rae                                      4,800             4,800                 0              0%
--------------------------------------------------------------------------------------------------------------------
Spice Francis                                             3,000             3,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Stanton Jean                                              1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Stevenson Lynn                                            1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Stone Jenny                                              11,187            11,187                 0              0%
--------------------------------------------------------------------------------------------------------------------
Stone Jacqueline                                            500               500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Strachan Terry                                            1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Straiton Adrian                                          21,713            21,713                 0              0%
--------------------------------------------------------------------------------------------------------------------
Straiton Justine                                          5,317             5,317                 0              0%
--------------------------------------------------------------------------------------------------------------------
Straiton Kay                                            117,731           117,731                 0              0%
--------------------------------------------------------------------------------------------------------------------
Stuart-Sharpe Cedric & Jean                               4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Successful Money Management(42)                           6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sullivan Marilyn A.(26)                                  10,920            10,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Sutherland Margaret                                       2,001             2,001                 0              0%
--------------------------------------------------------------------------------------------------------------------
Svalbe Shirley Ann                                        1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Szeto Roasline                                          204,301           204,301                 0              0%
--------------------------------------------------------------------------------------------------------------------
Taylor Colin & Debra                                     14,786            14,786                 0              0%
--------------------------------------------------------------------------------------------------------------------
Taylor'd Solutions Pty Ltd(43)                           12,000            12,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Thompson Helen(44)                                        2,880             2,880                 0              0%
--------------------------------------------------------------------------------------------------------------------
Thompson Helen & David Godbold(44)                        4,500             4,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
The Thompson Superannuation Fund(44)                      1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Tickner Jane Lindsay                                      3,240             3,240                 0              0%
--------------------------------------------------------------------------------------------------------------------
Tickner Simon                                             3,240             3,240                 0              0%
--------------------------------------------------------------------------------------------------------------------
Tinkle Tinkle Superannuation Fund(45)                     6,000             6,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Trajanoska Ace                                            4,050             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Trajanoska Steve Cvetan                                  13,650             4,050                 0              0%
--------------------------------------------------------------------------------------------------------------------
Trajanoska Vesna                                         15,324            11,274                 0              0%
--------------------------------------------------------------------------------------------------------------------
Treadwell Anne                                           19,786            19,786                 0              0%
--------------------------------------------------------------------------------------------------------------------
Trevan Johns &                                           10,000            10,000                 0              0%
Associates Pty Ltd Provident Fund(46)
--------------------------------------------------------------------------------------------------------------------
Trinity Trust(47)                                       500,000           500,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Troy Barry Colin                                          1,920             1,920                 0              0%
--------------------------------------------------------------------------------------------------------------------
Truant Jim                                               22,168            22,168                 0              0%
--------------------------------------------------------------------------------------------------------------------
Tsoromoks George                                          4,283             4,283                 0              0%
--------------------------------------------------------------------------------------------------------------------
Turner Anne M.                                            9,100             9,100                 0              0%
--------------------------------------------------------------------------------------------------------------------
Tzortzis Dimitrios Aris                                  24,909            24,909                 0              0%
--------------------------------------------------------------------------------------------------------------------
Upitis Astrida                                            2,430             2,430                 0              0%
--------------------------------------------------------------------------------------------------------------------
Vago Leslie                                              54,562            54,562                 0              0%
--------------------------------------------------------------------------------------------------------------------
van Brakel Wilhelmus Johannus                             8,100             8,100                 0              0%
--------------------------------------------------------------------------------------------------------------------

                                                                                     NUMBER OF       % OF SHARES
                                                NUMBER OF        NUMBER OF SHARES    SHARES HELD     HELD AFTER
SHAREHOLDERS (50)                               SHARES HELD      BEING OFFERED       AFTER OFFERING  MAXIMUM OFFERING
--------------------------------------------------------------------------------------------------------------------
van Gasselt Martina                                       5,381             5,381                 0              0%
--------------------------------------------------------------------------------------------------------------------
van Zeggeren Nicole & Angela Astone                      10,692            10,692                 0              0%
--------------------------------------------------------------------------------------------------------------------
Vanbase Pty Ltd(48)                                       8,100             8,100                 0              0%
--------------------------------------------------------------------------------------------------------------------
Vassallo Doris                                            1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Venn Sonia                                                5,451             5,451                 0              0%
--------------------------------------------------------------------------------------------------------------------
Vitney David R.                                           1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Waalkens Roderick                                         2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Walker David                                             30,250            30,250                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wallace Peter                                             1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wehr Anne                                                 2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wehr Josef                                               23,000             23,00                 0              0%
--------------------------------------------------------------------------------------------------------------------
Weinstein Steven & Robin                                105,000           105,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Weinstein Victor                                         25,000            25,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wells Jannette                                            3,620             3,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wheeler Laurence                                         11,601            11,601                 0              0%
--------------------------------------------------------------------------------------------------------------------
Whitfield Barbara                                         1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Widdup Julieanne                                          2,430             2,430                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wild Richard                                              5,272             5,272                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wilding Ayden Daniel                                        540               540                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wilding Luke Baily                                          540               540                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wilding Monique M.                                        2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Williams Leonard                                          2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Williams Phillip                                          3,000             3,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Willis James(24)(40)                                      1,532             1,532                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wilson Brett                                              6,500             6,500                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wilson Cassandra Marr                                     3,000             3,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wilson Harriet Marr                                       2,250             2,250                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wilson Kathryn                                            3,870             3,870                 0              0%
--------------------------------------------------------------------------------------------------------------------
Woods Frances A. & Carmel J.                              1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Woods Mona A.                                             1,060             1,060                 0              0%
--------------------------------------------------------------------------------------------------------------------
Woods William G.                                          2,000             2,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wynn Paul W.                                            100,395           100,395                 0              0%
--------------------------------------------------------------------------------------------------------------------
Wyrznski Gwendoline                                       2,130             2,130                 0              0%
--------------------------------------------------------------------------------------------------------------------
Young Sandra                                              2,880             2,880                 0              0%
--------------------------------------------------------------------------------------------------------------------
Young Steven & Kim                                        1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Zbroja Candice                                            2,430             2,430                 0              0%
--------------------------------------------------------------------------------------------------------------------
Zbroja Charles & Jay                                      1,620             1,620                 0              0%
--------------------------------------------------------------------------------------------------------------------
Zek Equity Corp                                          25,000            25,000                 0              0%
CIO Zeichner, Ellman & Krause LLP(49)
--------------------------------------------------------------------------------------------------------------------
Zomick Elliot & Nomi                                      8,000             8,000                 0              0%
--------------------------------------------------------------------------------------------------------------------
TOTAL                                                58,721,094        11,721,094        47,000,000           71.9%
====================================================================================================================

----------
(1) The control persons of A.S.P. Pty Ltd. are Ronald Salz and Jillian Salz. Ronald Salz and Jillian Salz are also sharesholders of SmartMetric.
(2) The control persons of Abingdon Engineering Services Super Fund are Ian J. Young and Susan Young.
(3)   The control person of Applied Micro Media Pty Ltd is Alan Richardson.
(4)   The control person of Auaform Pty Ltd. is Shirley Thayer.
(5) The control persons of Black Shamrock Investments are Brett and Michele Hartman.
(6) The control persons of Bodant Investments Pty Ltd. are Frances Keegan and Julie Keegan.
(7)   The control person of Cavallo Superannuation Fund is Christopher Cavallo.
(8) The control persons of Crip Holdings Pty Ltd. are Leo Respringer, Drew Townsend and Phillip Sydney.

(9) The control person of Day by Day Charter (St. Germain) is Hans Weitman. Mr. Weitman is also the control person of Saint German Fashions, a shareholder of SmartMetric.
(10) The control persons of Mark Edwards and Jenny Lee Stone Superannuation Fund are Mark Edwards and Jenny Lee Stone. Mark Edwards, individually, is also a shareholder of SmartMetric.
(11) The control persons of Eiseman Levine Lehrhaupt & Kakoyiannis P.C. are Jonathan Eiseman, Eric R. Levine, Wayne R. Lehrhaupt and Peter Kakoyianis.
(12)  The control persons of Furdan Pty are Roger Fagan and Shane Fagan. `
(13) The control persons of G.D. & Co Nominees Pty Ltd. are Stephen N. Gillan and Diane L. Gillan.
(14)  The control person of The Garvin Family Trust is Neil Garvin, trustee.
(15)  The control person of Greg Baker & Associates is Greg Baker.
(16)  The control person of Intec Products Asia Ltd. is Christian Rudolf Krach.
(17) The control persons of Jarberg Investments are Richard Boyd Pearson, Judith Patricia Pearson, George Fredick Pearson, James Anthony Pearson and Bronyn Ella Jobson. Judith Patricia Pearson, individually, is also a shareholder of SmartMetric.
(18) The control persons of Just Amo Pty Ltd. are Lissa L. Morris and Alan S. Morris.
(19)  The control person of Just Solar Pty Ltd. is Christine Dolle.
(20)  The control person of Kelly Superannuation Fund is Jill Kelly.
(21) The control persons of Kramar Pty Ltd. are Timothy Cockerell and Martin Cockerell.
(22) The control persons of Lamplough Pension Fund are Phillip Lamplough and Susan Lamplough. Phillip Lamplough and Susan Lamplough are shareholders of SmartMetric.
(23)  The control person of Lemuel Investments Ltd. is Frank Respringer.
(24) The control persons of Lifetrack Financial Services are Phillip Lamplough, Robert Salz, John Gagen, Geoffery William Havenstein and James Willis. Phillip Lamplough, Robert Salz, John Gagen, Geoffery William Havenstein and James Willis are shareholders of SmartMetric.
(25)  The control person of M.E.G. Superannuation Fund is Noel Smith.
(26)  The control person of Marilyn A. Sullivan  Superannuation  Fund is Marilyn
      A. Sullivan. Marilyn A. Sullivan, individually, is a shareholder of SmartMetric.
(27) The control persons of Merchandising Solutions Australia Pty Limited are Nivin Pavlous and Neil Ferreira.
(28)  The control person of Merlin Glen Pty Ltd is Tina Christensen.
(29) The control persons of Mojo Productions Pty Ltd. are Allan Johnston and Alan S. Morris.
(30) The control persons of Motida Nominees Pty Ltd. are Frank Tisher and Miriam Tisher.
(31) The control person of Parameters (Mitchell) Staff Benefit Fund is Barry Mitchell.
(32) The control persons of PG Lamplough Pty Ltd are Phillip G. Lamplough and Susan L. Lamplough. Phillip G. Lamplough and Susan L. Lamplough are shareholders of SmartMetric, Inc., and control persons of Lamplough Pension Fund, a SmartMetric shareholder. Mr. Lamplough is also a control person of Lifetrack Financial Services, a shareholder of SmartMetric.
(33)  The  control  persons  of Post 'N Save  Prints are  Warwick  Moss and Leon
      Brown.
(34)  The control person of Redelvo Pty Ltd. is Stuart Greive.
(35) The control persons of Res Bella Pty Ltd. Superannuation Fund are Alan Henrick and Joan Pearson.
(36) The control persons of Robert Towers & Assoc. Pty Ltd are Robert Towers and Jeanette Towers.
(37) The control person of Saint German Fashions in Hans Weitman. Mr. Weitman is also the control person of Day by Day Charter (St. Germain), a shareholder of SmartMetric.
(38) The control persons of Schonfeld & Weinstein, L.L.P. are Joel Schonfeld and Andrea I. Weinstein.
(39)  The control person of Silvasi Enterprises Pty. Ltd is Janos Silvasi.
(40) The control persons of Sky Grace Pty Ltd and Sky Grace Pty Ltd ATF The Willis Family Trust are James E. Willis and Alison M. Willis. James E. Willis is a control person of Lifetrack Financial Services, a shareholder of SmartMetric.
(41) The control persons of Smith & L.I. Superannuation Fund are Duncan and Ron Li.
(42) The control person of Successful Money Management is Kennth Bain. Mr. Bain is a shareholder of SmartMetric.
(43)  The control person of Taylor'd Solutions Pty Ltd is Kevin W. Taylor.
(44) The control person of The Thompson Superannuation Fund is Helen Thompson. Ms. Thompson, along with David Goodbold, and individually, is a shareholder of SmartMetric.
(45) The control person of Tinkle Tinkle Superannuation Fund is Brian Smith. Mr. Smith, individually, is a shareholder of SmartMetric.

(46) The control persons of Trevan John & Associates Pty Ltd Provident Fund are Trevan Johns and Diane Johns.
(47) The control person of Trinity Trust is Peter Sleep, as Trustee. Mr. Sleep is an officer, director and shareholder of SmartMetric.
(48)  The control person of Vanbase Pty Ltd is Anne Child.
(49) The control persons of Zek Equity Corp CIO Zeichner, Ellman & Krause LLP are Mark Zeichner, Stephen F. Ellman, Stuart A. Krause, Fredric M. Umane, Steven Rand, David B. Chenkin and Nathan Schwed.
(50) All selling shareholders may be statutory underwriters pursuant to Section 2(a)(ii) of the Securities Act of 1933.
(51) 2,500,000 of these shares being offered are Class A common stock. Colin Hendrick is the sole shareholder and control person of Applied Cryptology, Inc.
(52)  These  are  shares of Class A common  stock.
(53)  The control person of Byarmi Pty Ltd is Harry Nolasco.
(54)  The control person of Colleen R. King Pty Ltd. is Colleen King

      SmartMetric will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the securities.

      In October 2003, SmartMetric sold 50,000,000 shares of common stock to its president and chief executive officer, Colin Hendrick, at $.001 per share for a total of $50,000. Between November 2003 and June 30, 2004 SmartMetric sold 8,560,257 shares to Mr. Hendrick at $0.01 per share for a total of $85,602.57. In August 2004, these 8,560,257 shares were assigned to approximately 600 people for no consideration. The transferees were all friends, family and business acquaintances of Mr. Hendrick. Mr. Hendrick distributed shares because he wanted to create a large shareholder base for SmartMetric.


              MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

      The consolidated financial statements and other financial information appearing in this Registration Statement were prepared by the management of SmartMetric, which are responsible for the integrity and objectivity of the information for their respective companies. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States consistently applied and therefore include amounts that are based on information, judgments and management's best estimates.

      The management of the company maintains a system of internal accounting controls and procedures, which management believes is adequate under the circumstances. The system is intended to provide reasonable assurance, in relation to reasonable cost, that transactions are executed in accordance with management's authorization, are recorded properly and accurately, and that accountability for assets is maintained. These controls are supported by management's commitment to the integrity of the system.

      The consolidated financial statements of SmartMetric for the year ended June 30, 2004 and for the period December 18, 2002 to June 30, 2003 have been audited by Michael T. Studer, C.P.A, P.C., independent certified public accountant, to the extent required by standards of the Public Company Accounting Oversight Board (United States). His role is to form an independent judgment as to the fairness with which the statements present the financial condition and the results of its operations of each entity for the periods presented. While the independent accountant makes selective tests of procedures and controls, it is neither practicable nor necessary for him to scrutinize all of an entity's transactions. His auditor's report appears with the respective financial statements. The ultimate responsibility for the consolidated financial statements of SmartMetric remains with management. The auditor's responsibility is to express his opinion on the overall financial statement presentation.


                                   LITIGATION

      SmartMetric knows of no litigation pending, threatened or contemplated, or unsatisfied judgments against it, or any proceedings in which it is a party. SmartMetric knows of no legal actions pending or threatened or judgments entered against SmartMetric's officers and directors in their capacity as such.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling SmartMetric pursuant to the foregoing provisions, or otherwise, SmartMetric has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SmartMetric of expenses incurred or paid by a director, officer or controlling person of SmartMetric in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SmartMetric will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               FURTHER INFORMATION

      SmartMetric has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act with respect to the Common Stock offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to SmartMetric and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, copies of which may be obtained at prescribed rates from the Commission at the public reference facilities maintained by the Commission or at the Commission's web site: www.sec.gov.

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                          Index to Financial Statements

                                                                                       Page
                                                                                       ----
Report of Independent Auditor                                                           F-2

Financial Statements:

   Consolidated Balance Sheets as of March 31, 2005 (Unaudited),
      June 30, 2004 and June 30, 2003                                                   F-3

   Consolidated Statements of Operations for the nine months ended March 31,
      2005 and 2004 (Unaudited), for the year ended June 30, 2004, for the period December 18, 2002 to June 30, 2003, and for the period
      December 18, 2002 (inception) to March 31, 2005 (Unaudited)                       F-4

   Consolidated Statements of Changes in Stockholders' Equity
      for the period December 18, 2002 (inception) to March 31, 2005 (Unaudited)        F-5

   Consolidated Statements of Cash Flows for the nine months ended March 31,
      2005 and 2004 (Unaudited), for the year ended June 30, 2004, for the period December 18, 2002 to June 30, 2003, and for the period December 18,
      2002 (inception) to March 31, 2005 (Unaudited)                                    F-6

   Notes to Consolidated Financial Statements                                           F-7

                          REPORT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders of SmartMetric, Inc.

I have audited the accompanying consolidated balance sheets of SmartMetric, Inc. and subsidiary (the "Company"), a development stage company, as of June 30, 2004 and June 30, 2003, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended June 30, 2004 and for the period December 18, 2002 to June 30, 2003. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SmartMetric, Inc. and subsidiary, a development stage company, as of June 30, 2004 and June 30, 2003, and the results of their operations and cash flows for the year ended June 30, 2004 and for the period December 18, 2002 to June 30, 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's present financial situation raises doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ Michael T. Studer CPA P.C.
                                        ------------------------------

Freeport, New York
August 25, 2004, except for Note 10 (as to which the date is May 6, 2005) and
Note 11 (as to which the date is June 21, 2005).

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                           Consolidated Balance Sheets


                                                                                          June 30,
                                                                   March 31,      -------------------------
                                                                    2005            2004            2003
                                                                  ---------       ---------       ---------
                                                                 (Unaudited)
Assets

Current assets:
   Cash                                                           $  22,021       $  64,142       $      --
   Stock subscriptions receivable                                    69,496          35,602              --
   Prepaid expenses                                                   2,328              --              --
                                                                  ---------       ---------       ---------

      Total current assets                                           93,845          99,744              --

Other assets:
   Patent costs, less accumulated amortization
      of $750, $0, and $0, respectively                              14,250              --              --
   Deferred offering costs                                           80,000          52,500          50,000
   Organization costs - net                                             330             420             540
                                                                  ---------       ---------       ---------

Total assets                                                      $ 188,425       $ 152,664       $  50,540
                                                                  =========       =========       =========

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable and accrued expenses                          $  21,486       $   1,250       $      --
   Accrued salary due to president                                   42,500              --              --
   Due to related party                                              10,127          51,850          50,600
                                                                  ---------       ---------       ---------

      Total current liabilities                                      74,113          53,100          50,600

Other liabilities                                                        --              --              --
                                                                  ---------       ---------       ---------

   Total liabilities                                                 74,113          53,100          50,600
                                                                  ---------       ---------       ---------

Common stock subject to possible rescission (160,837 shares)        241,256              --              --
                                                                  ---------       ---------       ---------

Stockholders' equity :
   Preferred stock, $.01 par value; 5,000,000 shares
      authorized, 0 shares issued and outstanding                        --              --              --
   Class A common stock, $.001 par value; 50,000,000 shares
      authorized, 50,000,000 shares issued and outstanding           50,000          50,000              --
   Common stock, $.001 par value; 45,000,000 shares
      authorized, issued and outstanding 8,560,257,
      8,560,257 and 0 shares, respectively                            8,560           8,560              --
   Additional paid-in capital                                       (18,835)         77,042              --
   Deficit accumulated during the development stage                (166,669)        (36,038)            (60)
                                                                  ---------       ---------       ---------

      Total stockholders' equity (deficiency)                      (126,944)         99,564             (60)
                                                                  ---------       ---------       ---------

Total liabilities and stockholders' equity                        $ 188,425       $ 152,664       $  50,540
                                                                  =========       =========       =========


See notes to consolidated financial statements.

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Operations

                                                                                                               Cumulative
                                                                                                               During the
                                                                                              Period          Development
                                            Nine Months                                    December 18,           Stage
                                          Ended March 31,                Year Ended            2002         December 18, 2002
                                 ---------------------------------        June 30,         to June 30,         to March 31,
                                      2005               2004               2004               2003               2005)
                                 --------------     --------------     --------------     --------------     --------------
                                   (Unaudited)                                                                 (Unaudited)
Revenues                         $           --     $           --     $           --     $           --     $           --
                                 --------------     --------------     --------------     --------------     --------------

Expenses:
   Officer's salary                      42,500                 --                 --                 --             42,500
   Other general and
      administrative                     35,504              3,489              6,643                 60             42,207
   Research and development              52,627             20,000             29,335                 --             81,962
                                 --------------     --------------     --------------     --------------     --------------

      Total expenses                    130,631             23,489             35,978                 60            166,669
                                 --------------     --------------     --------------     --------------     --------------

Net loss                         $     (130,631)    $      (23,489)    $      (35,978)    $          (60)    $     (166,669)
                                 ==============     ==============     ==============     ==============     ==============

Net loss per share,
   basic and diluted             $        (0.00)    $        (0.00)    $        (0.00)    $        (0.00)
                                 ==============     ==============     ==============     ==============

Weighted average
   number of common
   shares outstanding,
   basic and diluted                 58,560,257         33,333,333         58,560,257                 --
                                 --------------     --------------     --------------     --------------

See notes to consolidated financial statements.

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
           Consolidated Statements of Changes in Stockholders' Equity


                                                                                                     Deficit
                                                                                                   Accumulated       Total
                                Class A Common Stock            Common Stock          Additional    During the   Stockholders'
                              ------------------------    ------------------------     Paid-In     Development       Equity
                                Shares        Amount        Shares        Amount       Capital        Stage       (Deficiency)
                              ----------    ----------    ----------    ----------    ----------    ----------     ----------
Net loss for period
   December 18, 2002
    (date of inception)
   to June 30, 2003                   --    $       --            --    $       --    $       --    $      (60)    $      (60)
                              ----------    ----------    ----------    ----------    ----------    ----------     ----------

Balances, June 30, 2003               --            --            --            --            --           (60)           (60)

Sale of Class A
   common stock  in
   October 2003 at a price
   of $.001 per share         50,000,000        50,000            --            --            --            --         50,000

Sale of common stock
   from October 2003
   to June 2004 at a
   price of $.01 per share            --            --     8,560,257         8,560        77,042            --         85,602

Net loss for year ended
   June 30, 2004                      --            --            --            --            --       (35,978)       (35,978)
                              ----------    ----------    ----------    ----------    ----------    ----------     ----------

Balances, June 30, 2004       50,000,000        50,000     8,560,257         8,560        77,042       (36,038)        99,564

Costs associated with
   sale of common stock
   subject to possible
   rescission                         --            --            --            --       (95,877)           --        (95,877)

Net loss for nine months
   ended March 31,
   2005 (Unaudited)                   --            --            --            --            --      (130,631)      (130,631)
                              ----------    ----------    ----------    ----------    ----------    ----------     ----------

Balances, March 31,
   2005 (Unaudited)           50,000,000    $   50,000     8,560,257    $    8,560    $  (18,835)   $ (166,669)    $ (126,944)
                              ==========    ==========    ==========    ==========    ==========    ==========     ==========


See notes to consolidated financial statements.

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                                                                                   Cumulative During
                                                                                                      Period       the Development
                                                       Nine Months                                 December 18,          Stage
                                                     Ended March 31,              Year Ended           2002       (December 18, 2002
                                             -------------------------------       June 30,         to June 30,       to March 31,
                                                 2005              2004              2004              2003              2005)
                                             -------------     -------------     -------------     -------------     -------------
                                              (Unaudited)                                                              (Unaudited)
Cash flows from operating activities:
   Net loss                                  $    (130,631)    $     (23,489)    $     (35,978)    $         (60)    $    (166,669)
   Amortization of patent costs                        750                --                --                --               750
   Changes in assets and liabilities:
      Prepaid expenses                              (2,328)               --                --                --            (2,328)
      Organization costs                                90                90               120              (540)             (330)
      Accounts payable
         and accrued expenses                       20,236                --             1,250                --            21,486
      Accrued salary due to president               42,500                --                --                --            42,500
                                             -------------     -------------     -------------     -------------     -------------

      Net cash used for
         operating activities                      (69,383)          (23,399)          (34,608)             (600)         (104,591)
                                             -------------     -------------     -------------     -------------     -------------

Cash flows from investing activities:
   Patent costs incurred                           (15,000)               --                --                --           (15,000)
                                             -------------     -------------     -------------     -------------     -------------

   Net cash used for
      investing activities                         (15,000)               --                --                --           (15,000)
                                             -------------     -------------     -------------     -------------     -------------

Cash flows from financing activities:
   Loans from related party                          2,577                --             1,250            50,600            54,427
   Repayment of loans from
      related party                                (44,300)               --                --                --           (44,300)
   Stock subscriptions collected, net              111,485           100,000           100,000                --           211,485
   Deferred offering costs incurred                (27,500)               --            (2,500)          (50,000)          (80,000)
                                             -------------     -------------     -------------     -------------     -------------

   Net cash provided
      by  financing activities                      42,262           100,000            98,750               600           141,612
                                             -------------     -------------     -------------     -------------     -------------

Net increase (decrease) in cash                    (42,121)           76,601            64,142                --            22,021

Cash, beginning of period                           64,142                --                --                --                --
                                             -------------     -------------     -------------     -------------     -------------

Cash, end of period                          $      22,021     $      76,601     $      64,142     $          --     $      22,021
                                             =============     =============     =============     =============     =============

Supplemental disclosures
   of cash flow information:
   Interest paid                             $          --     $          --     $          --     $          --     $          --
                                             -------------     -------------     -------------     -------------     -------------

   Income taxes paid                         $          --     $          --     $          --     $          --     $          --
                                             -------------     -------------     -------------     -------------     -------------

See notes to consolidated financial statements.

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
         For the Nine Months Ended March 31, 2005 and 2004 (Unaudited),
       For the Year Ended June 30, 2004, For the Period December 18, 2002
             to June 30, 2003, and For the Period December 18, 2002
                (Date of Inception) to March 31, 2005 (Unaudited)

NOTE 1 - ORGANIZATION

SmartMetric, Inc. ("SmartMetric") was incorporated in the State of Nevada on December 18, 2002. SmartMetric is developing a credit card size plastic card embedded with an integrated circuit chip and biometric fingerprint sensor which provides identification of the user (the "SmartMetric Smart Card") to market to government agencies, corporations, and organizations interested in identification cards.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - The consolidated financial statements include the accounts of SmartMetric and its wholly owned subsidiary SmartMetric Australia Pty. Ltd. (collectively, the "Company"). The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No.7, "Accounting and Reporting by Development Stage Enterprises". Since inception, the Company's activities have been limited to organizational efforts, obtaining initial financing, and product development.

The consolidated financial statements have been prepared on a "going concern" basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, at March 31, 2005 (unaudited) and June 30, 2004, the Company had working capital of $19,732 and $46,674, respectively. For the nine months ended March 31, 2005 (unaudited) and for the year ended June 30, 2004, the Company incurred net losses of $130,631 and $35,978, respectively. These factors create uncertainty as to the Company's ability to continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company is seeking to raise additional capital through a public offering of its common stock. However, there is no assurance that the Company will be successful in accomplishing this objective. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Interim financial statements - The accompanying interim financial statements as of March 31, 2005 and for the nine months ended March 31, 2005 and 2004 are unaudited. In the opinion of management, the unaudited interim financial statements include all adjustments necessary in order to make the financial statements not misleading.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
         For the Nine Months Ended March 31, 2005 and 2004 (Unaudited),
       For the Year Ended June 30, 2004, For the Period December 18, 2002
             to June 30, 2003, and For the Period December 18, 2002
                (Date of Inception) to March 31, 2005 (Unaudited)

assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments - The Company's financial instruments consist of cash, stock subscriptions receivable, accounts payable and accrued expenses, and due to related party, which approximate fair value because of their short maturity.

Patent costs - Patent costs are amortized over the respective patent's expected useful economic life (generally ten years) using the straight line method.

Income taxes - The Company follows SFAS No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net loss per common share - Basic and diluted net loss per common share has been calculated based upon the weighted average number of common shares outstanding.

NOTE 3 - STOCK SUBSCRIPTIONS RECEIVABLE

The stock subscriptions receivable of $35,602 at June 30, 2004 was collected $35,000 in July 2004 and $602 in October 2004. The stock subscriptions receivable of $69,496 at March 31, 2005 (unaudited) was collected $19,996 in April 2005 and $49,500 in May 2005.

NOTE 4 - PATENT COSTS (Unaudited)

Patent costs of $14,250 at March 31, 2005 represent $15,000 in legal fees paid in connection with patent applications for products covered under the Company's license agreement with ACI (see note 10), less $750 accumulated amortization.

Amortization expense relating to the patent costs for the nine months ended March 31, 2005 was $750. Estimated amortization expense for each of the Company's five succeeding fiscal years ending June 30, 2005, 2006, 2007, 2008, and 2009 is $1,125, $1,500, $1,500, $1,500, and $1,500, respectively.

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
         For the Nine Months Ended March 31, 2005 and 2004 (Unaudited),
       For the Year Ended June 30, 2004, For the Period December 18, 2002
             to June 30, 2003, and For the Period December 18, 2002
                (Date of Inception) to March 31, 2005 (Unaudited)

NOTE 5 - DEFERRED OFFERING COSTS

Deferred offering costs of $50,000 at June 30, 2003, $52,500 at June 30, 2004, and $80,000 at March 31, 2005 (unaudited) consist of legal fees and audit fees incurred in connection with the Company's planned public offering (see note 9). If the public offering is successful, the Company will charge these costs to additional paid-in capital. If the public offering is unsuccessful, the Company will expense these costs.

NOTE 6 - DUE TO RELATED PARTY

The balance due to related party does not bear interest and is due on demand. The balance changed as follows:

                                                                           Period
                                    Nine Months Ended    Year Ended     December 18,
                                         March 31,        June 30,        2002 to
                                           2005             2004       June 30, 2003
                                       ------------     ------------    ------------
                                       (Unaudited)
Balance, beginning of period           $     51,850     $     50,600    $         --
Company expenditures paid
   by Company president                       2,500            1,250          50,600
Advance from Company president                   77               --              --
Repayments to Company president             (44,300)              --              --
                                       ------------     ------------    ------------

Balance, end of period                 $     10,127     $     51,850    $     50,600
                                       ============     ============    ============

NOTE 7 - COMMON STOCK SUBJECT TO POSSIBLE RESCISSION (Unaudited)

On November 3, 2004 (unaudited), the Company deposited $102,311 from the sale of a total of 68,207 shares of common stock to 9 investors at a price of $1.50 per share. The net proceeds to the Company, after deducting $44,052 in costs relating to this private placement for fees paid to an unrelated third party, was $58,259.

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
         For the Nine Months Ended March 31, 2005 and 2004 (Unaudited),
       For the Year Ended June 30, 2004, For the Period December 18, 2002
             to June 30, 2003, and For the Period December 18, 2002
                (Date of Inception) to March 31, 2005 (Unaudited)

On January 30, 2005 (unaudited), the Company closed a second private placement which resulted in the sale of a total of 92,630 shares of common stock to 11 investors at a price of $1,50 per share, or $138,945 gross proceeds. The net proceeds to the Company, after deducting $51,000 in fees paid to an unrelated third party and $825 in other costs, was $87,120.


Since the private placements referred to in the two preceding paragraphs occurred after the Company's filing of its Registration Statement on Form SB-2 on September 3, 2004 (see note 10), the related investors may have rescission rights under the federal securities laws. Accordingly, the Company has classified the $241,256 gross proceeds from these private placements as temporary equity separate and apart from stockholders' equity and has classified the $95,877 related costs as a deduction from stockholders' equity.

In the event that a claim for rescission arises and is allowed, the Company will deduct such amount from "common stock subject to possible rescission". In the event that it is determined an investor no longer has a possible rescission right, the gross proceeds will be recorded as stockholders' equity.


Management is unable to determine at this time whether any claim for rescission will be filed against the Company; however, there is no assurance that claims will not be asserted.

NOTE 8 - STOCKHOLDERS' EQUITY

In October 2003, the Company sold 50,000,000 shares of Class A common stock to the president of the Company at a price of $.001 per share, or $50,000 total. From October 2003 to June 30, 2004, the Company sold 8,560,257 shares of common stock (the "Additional Shares") to the president of the Company at a price of $.01 per share, or $85,602 total. These Additional Shares were assigned by the president of the Company in varying amounts to approximately 600 shareholders for no consideration.

The Class A common stock and the common stock have identical voting and other rights.

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
         For the Nine Months Ended March 31, 2005 and 2004 (Unaudited),
       For the Year Ended June 30, 2004, For the Period December 18, 2002
             to June 30, 2003, and For the Period December 18, 2002
                (Date of Inception) to March 31, 2005 (Unaudited)

NOTE 9 - INCOME TAXES

No provisions for income taxes have been recorded since the Company has incurred losses since inception.

Deferred tax assets consist of:

                                                                    June 30,
                                         March 31,       -----------------------------
                                           2005              2004             2003
                                        ------------     ------------     ------------
                                        (Unaudited)
Net operating loss carryforwards        $     56,667     $     12,253     $         20
Less valuation allowance                     (56,667)         (12,253)             (20)
                                        ------------     ------------     ------------

Net                                     $         --     $         --     $         --
                                        ============     ============     ============

Based on management `s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $56,667 attributable to the future utilization of $166,669 of net operating loss carryforwards as of March 31, 2005 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at March 31, 2005. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforwards expire $60 in 2023, $35,978 in 2024, and $130,631 in 2025.

NOTE 10 - PLANNED PUBLIC OFFERING

The Company filed a Form SB-2 registration statement with the U.S. Securities and Exchange Commission in September 2004 in connection with a planned public offering (the "Public Offering") of, as amended, up to 6,666,666 shares of common stock at $1.50 per share or $9,999,999 total. The Company plans on offering the shares directly on a "best efforts, all or none basis" as to the first 333,333 shares and on a best efforts basis as to the remaining 6,333,333 shares. The shares are planned to be sold by SmartMetric's officers and directors in a self-underwritten offering (although the Company may decide to engage registered broker-dealers to assist in the sale) for a period of up to 90 days (which may be extended for an

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
         For the Nine Months Ended March 31, 2005 and 2004 (Unaudited),
       For the Year Ended June 30, 2004, For the Period December 18, 2002
             to June 30, 2003, and For the Period December 18, 2002
                (Date of Inception) to March 31, 2005 (Unaudited)

additional 90 days at the Company's option). The Public Offering plans that subscription proceeds will be placed in an escrow account until the minimum offering of $500,000 is achieved, after which proceeds shall be released directly to the Company; if the minimum offering is not sold by the end of the offering period, or extended offering period if so extended, the escrowed proceeds would be returned to investors. Also, certain selling shareholders plan on offering 11,721,094 shares for sale in this offering, 3,000,000 of which are shares of Class A Common Stock.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Marketing agreement - On October 30, 2003, SmartMetric executed an agreement with Information Spectrum, Inc. ("ISI"). Pursuant to this agreement, ISI shall seek to market SmartMetric's Smart Card technology by actively seeking customers interested in purchasing credential cards which incorporate SmartMetric's patented Smart Card technology. Prior to ISI offering SmartMetric products by submitting a formal proposal, ISI and SmartMetric shall enter into a "Teaming Agreement" which will define each party's rights and obligations concerning that particular sales opportunity. Every proposal will require its own Teaming Agreement. Pursuant to this Agreement, ISI is the exclusive reseller of SmartMetric products to agencies of the United States government and the Government of Canada. In addition, ISI has the right of first refusal for other marketing, sales or re-sales opportunities for customers other than the United States or Canadian governments. The term of this agreement is two years and may be extended upon mutual agreement of the parties. This agreement may be terminated earlier by either party upon 30 days written notice.

Patent license agreement - Effective August 1, 2004, SmartMetric executed a license agreement with Applied Cryptology, Inc. ("ACI"), a corporation controlled by SmartMetric's president and the owner of certain technology. Pursuant to the license agreement, SmartMetric has the right to make use of this technology for the purpose of developing software and systems to be used by SmartMetric to provide any or all of the following: 1) secure transactions over the Internet from home and office computers; 2) an automatic method for connecting to remote computers; 3) a method of developing targeted advertising to home and/or office computers; 4) identity verification and access control as provided for in the patent. Pursuant to this license agreement, ACI will receive 2% of all revenues generated by SmartMetric on products which utilize this patented technology. The license fee will be paid on a quarterly basis based on revenues received during the quarter. The license fee shall be due within 45 days of the end of

                        SMARTMETRIC, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
         For the Nine Months Ended March 31, 2005 and 2004 (Unaudited),
       For the Year Ended June 30, 2004, For the Period December 18, 2002
             to June 30, 2003, and For the Period December 18, 2002
                (Date of Inception) to March 31, 2005 (Unaudited)

each quarter. In the event no revenues are generated through the use of any of the licensed patents during a given quarter, no money shall be owed ACI for such quarter. ACI may rescind the license agreement and reclaim all rights and interest in the patents if certain events, such as SmartMetric's filing for bankruptcy protection or reorganization, occur. This license agreement will remain in effect for the lives of the patents. SmartMetric may utilize the technological applications anywhere in the world without limitation.

Employment agreement - Effective July 1, 2004, SmartMetric executed an employment agreement with its president. Pursuant to this employment agreement, the president shall receive an annual salary of $170,000 commencing January 1, 2005. This salary will commence upon the Company achieving gross revenues of $1,000,000. Until that time, the salary shall be accrued and SmartMetric may pay the president as salary up to 25% of any offering proceeds received by the Company, which amount shall not exceed $170,000 in any given 12 month period. The president is also eligible for an annual bonus based on certain performance criteria to be determined by a Compensation Committee of the board of directors at a later date. His employment may be terminated for cause at any time. According to the employment agreement, any inventions, ideas, disclosures and improvements made or conceived by him during his employment, including adoptions and improvements to existing patents, shall be his property. The term of this agreement is one year and may be renewed by the mutual written agreement of the president and the Company for additional consecutive one year terms. In June 2005, the parties renewed this employment agreement for one year to June 30, 2006.

Rental agreement - The Company currently uses office space provided by its president at no cost to the Company. It is anticipated that the Company will start paying rent for this space following the successful completion of the Public Offering.

Lease agreement - In November 2004, SmartMetric executed a lease agreement for office space in Aventura, Florida. This agreement provides for monthly rentals of $800 and an initial term of six months ending May 31, 2005. Unless the lessor is notified in writing at least 60 days prior to the Termination Date (which notification was not made), this agreement shall renew for additional one-year terms. Lessor has the right to terminate the lease agreement at any time upon 45 days advance written notice to SmartMetric.

NOTE 12 - SUBSEQUENT EVENTS (Uaudited)

In July 2005, SmartMetric received a total of $60,000 in loans from two stockholders. The loans bear interest at a rate of 6% per annum and are due in full on December 31, 2007.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The  Nevada  General  Corporation  Law,  as  amended,   provides  for  the
indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. -

      (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

      (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

      (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation doubled if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

      Article XI of the Company's By-laws provides for the indemnification of the company's officers, directors, and corporate employees and agents under certain circumstances as follows:

      Article XI provides that the Company will hold harmless and will indemnify all officers, directors, employees and agents of the Company against all expense, liability and loss reasonably incurred or suffered by such person in its connection as such with the Company. The Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person (except against the Company) only if such proceeding was authorized by the Company's Board of Directors.

      If a claim under the above paragraph is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at anytime thereafter bring suit against the Company to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

      Notwithstanding any limitations in other sections of the By-laws, the Company will, to the fullest extend permitted by Section 145 of the General Corporation Law of Nevada, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

      SmartMetric may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of SmartMetric against any such expense, liability or loss, whether or not SmartMetric would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.


ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION

      The other expenses payable by the Registrant in connection with the issuance and distribution of the securities are approximately:

Escrow Fee .............................................         $      0.00
Securities and Exchange Commission
Registration Fee........................................         $  3,494.59
Legal Fees..............................................         $130,000.00
Accounting Fees.........................................         $  5,000.00
Printing and Engraving..................................         $  4,500.00
Blue Sky Qualification Fees and Expenses................         $  2,000.00
Miscellaneous...........................................         $    462.41
Transfer Agent Fee .....................................         $  2,500.00
TOTAL ..................................................         $147,957.00


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      In October 2003, SmartMetric issued 50,000,000 shares of common stock to the President of SmartMetric, Colin Hendrick, at $.001 per share for a total of $50,000. From November 2003, to June 30, 2004 SmartMetric sold an additional 8,560,257 shares to Mr. Hendrick at $.01 per share for a total of $85,602.57.
Mr. Hendrick completed payment for these shares in October 2004. These sales were made pursuant to Section 4(2) of the Securities Act of 1933. There was no general solicitation or advertising, and Mr. Hendrick did not purchase the shares with the intent to resell them. In August 2004, Mr. Hendrick assigned 8,560,257 shares to approximately 600 people for no consideration. Each of these tranferees is registering his/her shares in this registration statement.


      In September 2004 through October 2004, SmartMetric sold 68,207 shares to 9 people at $1.50 per share: Leslie Price; Peter Gummer and Kim Murray; Robert and Narelle Renfrew; Cheryl McLean; David Frank Walker; Jim Truant; Mark Edwards and Jenny Lee Stone Superannuation Fund, Jonathan Murphy; and Ronald D. and Susanne J. Leonard. These shares were sold by Peter Sleep, a director of SmartMetric. Of the nine, six persons were already shareholders of SmartMetric and all nine were friends and/or acquaintances of Mr. Sleep's. All were familiar with SmartMetric and Mr. Sleep prior to September 2004. These nine people were presented with the financial statements of SmartMetric, as well as a subscription agreement. They did not rely on the registration statement filed with the SEC when making the decision to invest in SmartMetric. SmartMetric relied upon Section 4(2) of the Securities Act when offering these securities to a limited number of persons without general solicitation or advertising.


      In December 2004 through January 2005, SmartMetric sold 92,630 shares of common stock to 11 people at $1.50 per share for a total of $138,945. These 11 people were: Veronica Heather Hehir; Robert Michael Hehir; Jacqueline Stone; Wayne George Shirley; Colleen R. King Pty Ltd.; David Walker; Leslie Vago; Paul Southern; Julie Martin; Josef Wehr; and Robert Towers & Associates Pty Ltd. Of these 11 people, 8 were existing shareholders of SmartMetric. The shares were sold by Peter Sleep, a director of the company. These 11 people were presented with the financial statements of SmartMetric, as well as a subscription agreement. They did not rely on the registration statement filed with the SEC when making the decision to invest in SmartMetric. SmartMetric relied upon
Section 4(2) of the Securities Act when offering these securities to a limited number of persons without general solicitation or advertising.


ITEM 27. EXHIBITS

3.1         Certificate of Incorporation of SmartMetric, Inc.(2)

3.2         By-Laws of SmartMetric, Inc. (2)

4.1         Specimen Certificate of Common Stock. (2)

4.6         Form of Escrow Agreement. (4)

5.1         Opinion of Counsel.

10.1        License  Agreement  between   SmartMetric  and  Applied  Cryptology,
            Inc.(4)

10.2        Employment Agreement- Colin Hendrick(3)

10.3        Agreement between SmartMetric and ISI(2)


10.4        Employment Agreement Extension(5)


14.1        Code of Ethics(2)

21.1        Subsidiaries of SmartMetric(3)

23.2        Independent Auditor's Consent

24.1        Counsel's Consent to Use Opinion(1)


99.1        Subscription Agreement.(5)


99.2        Lease Agreement for Florida office(4)



----------
(1)   Contained in Exhibit 5.1
(2)   Filed with original registration statement on September 3, 2004
(3)   Filed with Amendment No. 1 on February 3, 2005
(4) Filed with Amendment No. 3 May 23, 2005 (5) Filed with Amendment No. 5 June 27, 2005

ITEM 28.

                                  UNDERTAKINGS

The registrant undertakes:

      (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on August 3, 2005.


                                                SMARTMETRIC, INC.

                                                By: /s/ Colin Hendrick
                                                  ------------------------------
                                                        Colin Hendrick


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



 Dated: August 3, 2005                  /s/ Colin Hendrick
                                        ---------------------------------------
                                        Colin Hendrick, President,
                                        Chief Executive Officer,
                                        Principal Financial Officer,
                                        Principal Accounting Officer, Director


 Dated: August 3, 2005                  /s/ Peter J. Sleep
                                        ----------------------------------------
                                        Peter J. Sleep, Vice President, Director


 Dated: August 3, 2005                  /s/ Joseph Katzman
                                        ----------------------------------------
                                        Joseph Katzman, Director